Exhibit 99.156

                              SHOPPING CENTER LEASE

                                 BY AND BETWEEN



                              L & H PROPERTIES LLC

                                   AS LANDLORD


                                       AND



                                North Valley Bank

                                    AS TENANT

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                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----

1.      DEFINITIONS............................................................1

2.      LEASE OF PREMISES......................................................6
        2.1.  Lease and Hiring
        2.2.  Reservation by Landlord
3.      TERM...................................................................6
        3.1.  Duration; Effective Date
        3.2.  Certificate
        3.3.  Termination for Delay
        3.4.  Termination for Insufficient Gross Sales
        3.5.  Holding Over
        3.6.  Options to Extend
               3.6.1.  Grant of Options
               3.6.2.  Manner of Exercise
               3.6.3.  Terms and Rent
               3.6.4.  Determination of Rent
               3.6.5.  Landlord's Initial Determination
               3.6.6.  Arbitration
        3.7.  Extension of Existing Lease

4.      RENT...................................................................8
        4.1.  Fixed Minimum Rent
        4.2.  Percentage Rent (Not Used)
        4.3.  Additional Rent
        4.4.  Late Charge

5.      PERMISSIBLE USE; TENANT'S CONDUCT OF BUSINESS; EXCLUSIVES..............9
        5.1.  Use; Trade Name
        5.2.  Operating Covenant & Landlord Recapture Right
        5.3.  Insurance Requirements; Compliance With Laws
        5.4.  Use Limitations and Requirements
               5.4.1   Tenant's Conduct of Business
               5.4.2   Prohibited Uses and Other Tenant's Exclusives
        5.5.  Tenant's Exclusive

6.      INSURANCE.............................................................12
        6.1.  Tenant's Insurance
               6.1.1.  Liability Insurance
               6.1.2.  Plate Glass Insurance
               6.1.3.  Insurance on Fixtures
               6.1.4.  Workers Compensation Insurance
        6.2.  Landlord's Insurance

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        6.3.  Policy Requirements
        6.4.  Blanket Coverage
        6.5.  Waiver of Subrogation

7.      TAXES.................................................................14
        7.1.  Tenant's Payment of Common Taxes
        7.2.  Tenant's Payment of Taxes on Premises

8.      CONSTRUCTION..........................................................15
        8.1.  Initial Construction
        8.2.  Landlord's Work
        8.3.  Landlord's Plans
        8.4   Tenant's Plans and Specifications
        8.5   Tenant's Work
        8.6.  Acceptance of Premises
        8.7   Tenant Payment for Landlord's Work

9.      REPAIRS AND MAINTENANCE; ALTERATIONS..................................17
        9.1.  By Landlord
        9.2.  By Tenant
        9.3.  Alterations by Tenant
        9.4.  Construction Requirements
        9.5.  Mechanics' Liens

10.     UTILITIES.............................................................19

11.     ADVERTISING, SIGNS AND DISPLAYS.......................................20
        11.1.  Signs and Other Advertising Media
        11.2.  Exterior Displays; Illumination of Window Displays
        11.3.  Advertising and Promotion
               11.3.1. Shopping Center Promotions
               11.3.2. Promotion Fee
               11.3.3. Christmas Promotions

12.     COMMON AREA...........................................................21
        12.1   Maintenance and Repair
        12.2.  Payment by Tenant of Proportionate Share
               12.2.1. Method of Payment
               12.2.2  Prorations
        12.3.  Non-Exclusive Rights in Common Area; Rules and Regulations
        12.4.  Receiving and Deliveries
        12.5.  Tenant Parking
        12.6.  Changes to Shopping Center

13.     ASSIGNMENT AND SUBLETTING.............................................23
        13.1.  Landlord Consent Required

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        13.2.  Rent
        13.3.  Payment of Consideration to Landlord
        13.4.  Parameters of Landlord's Consent
        13.5.  Other Terms and Conditions
        13.6.  Landlord Rights and Remedies
        13.7.  Scope of Assignment or Subletting
               13.7.1. General
               13.7.2. Permitted Transfers
        13.8.  Encumbrances

14.     ACCESS................................................................26
        14.1.  Access to Premises
        14.2.  Excavations
        14.3.  Access for Prospective Tenants

15.     EMINENT DOMAIN........................................................27
        15.1.  Entire or Substantial Taking
        15.2.  Partial Taking
        15.3.  Disposition of Award
        15.4.  Further Assurance
        15.5.  Tenant Waivers

16.     DAMAGE OR DESTRUCTION.................................................28
        16.1.  Landlord to Rebuild
        16.2.  Landlord's Options to Terminate
        16.3.  Tenant's Option to Terminate
        16.4.  Extent of Landlord's Repair and Rebuilding Obligations
        16.5.  Tenant Waivers

17.     WAIVER OF CLAIMS; INDEMNITY...........................................30
        17.1.  Waiver of Claims
        17.2.  Landlord's Indemnity
        17.3.  Tenant's Indemnity

18.     NOTICES...............................................................30
        18.1.  Procedure
        18.2.  Multiple Tenants

19.     DEFAULT AND REMEDIES..................................................31
        19.1.  Notice to Tenant
               19.1.1. Vacation or Abandonment
               19.1.2. Nonpayment of Money
               19.1.3. Other Obligations
               19.1.4. No Notice
        19.2.  Landlord's Remedies
        19.3.  Damages Upon Termination

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        19.4.  Computation of Rent and Other Amounts for Purposes of
               Default
        19.5.  Waiver of Statutory Notice Periods
        19.6.  Landlord's Right to Perform on Tenant's Breach
        19.7.  Receiver
        19.8.  Landlord's Defaults
               19.8.1. Notice and Cures; Landlord's Liability
               19.8.2. Limitations on Tenant's Remedies
        19.9.  Waiver; Remedies Cumulative
        19.10. Interest
        19.11. No Accord and Satisfaction
        19.12. Waiver of Right of Redemption

20.     SUBORDINATION AND ATTORNMENT; ESTOPPEL CERTIFICATES...................36
        20.1.  Subordination
        20.2.  Attornment by Tenant
        20.3.  Subordination to Covenants and Easements
        20.4.  Estoppel Certificates

21.     SECURITY DEPOSIT......................................................37
        21.1.  Amount
        21.2.  Restoration of Security Deposit
        21.3.  Transfer by Landlord

22.     SURRENDER OF PREMISES ON TERMINATION..................................38
        22.1.  Condition of Premises
        22.2.  Effect of Surrender on Subleases

23.     SALE OF PREMISES BY LANDLORD..........................................38

24.     BROKERS...............................................................39

25.     HAZARDOUS MATERIALS...................................................39
        25.1.  Landlord's Obligations
               25.1.1. Landlord's Representations
               25.1.2. Indemnification
        25.2.  Tenant's Obligations
               25.2.1. Covenants
               25.2.2. Indemnification

26.     GENERAL PROVISIONS....................................................40
        26.1.  No Partnership
        26.2.  Binding on Successors
        26.3.  Attorneys' Fees
        26.4.  Governing Law
        26.5.  Force Majeure
        26.6.  Construction and Interpretation

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        26.7.  Entire Agreement; Amendment
        26.8.  References
        26.9.  Warranty of Authority
        26.10. Severability
        26.11. Tenant Signatures in Connection with Financing
        26.12. Other Tenancies
        26.13. Time of Essence
        26.14. Peace & Private Enjoyment

Signature Page ...............................................................43



LIST OF EXHIBITS

Exhibit A-1:          Site Plan of Shopping Center
Exhibit A-2:          Detail of Premises
Exhibit B:            Legal Description of Shopping Center
Exhibit C:            Landlord's Work Letter
Exhibit D:            Tenant's Work Letter
Exhibit E:            Existing Shopping Center Exclusives
Exhibit F:            Prohibited Uses in the Shopping Center
Exhibit G:            Rules and Regulations of Shopping Center


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                              SHOPPING CENTER LEASE
                              ---------------------

         THIS SHOPPING CENTER LEASE (the "Lease") is made and entered into as of February , 2008, by L&H PROPERTIES, LLC, a California limited liability company (EIN: 68-0414056), hereinafter referred to as ("Landlord"), and NORTH VALLEY BANK, a California corporation (EIN: 94-2814061), hereinafter referred to as ("Tenant").

         IN CONSIDERATION OF THE MUTUAL COVENANTS AND AGREEMENTS CONTAINED HEREIN, THE PARTIES AGREE AS FOLLOWS:

1.       DEFINITIONS
         -----------

Certain terms used in this Lease and Exhibits hereto shall have the meaning set forth below for each such term. Certain other terms shall have the meaning set forth elsewhere in this Lease and the Exhibits hereto.

         1.1. Building: The building to be constructed in which the Premises are situated is shown on Exhibits A-1 and A-2.

         1.2. Common Area: All areas and facilities within the Shopping Center not appropriated to the exclusive occupancy of tenants, including the Parking Area, sidewalks, pedestrian ways, driveways, signs, service delivery facilities, common storage areas, common utility facilities and all other areas in the Shopping Center established by Landlord for non-exclusive use, as shown on Exhibit A-1 in gray.

         1.3. Common Area Maintenance Costs: The total of all costs and expenses paid or incurred by Landlord in connection with the operation, maintenance, ownership and repair of the Common Area. Without limiting the generality of the foregoing, Common Area Maintenance Costs include all costs of and expenses for:
(i) maintenance and repairs of the Common Area; (ii) resurfacing, resealing, remarking, painting or restriping the Parking Area; (iii) maintenance and repair of all public or common facilities and installations such as public toilets, music program equipment and loudspeakers, customer accommodation facilities and similar installations; (iv) maintenance and repair of sidewalks, curbs, paving, walkways, Parking Area, Shopping Center signs, landscaping, planting and irrigation systems, trash facilities, lighting, drainage and common utility facilities, directional or other signs, markers and bumpers; (v) all charges, wages, salaries, benefits and payroll burden fees of all parties (including affiliates of Landlord) providing services for the maintenance and repair of the Shopping Center, and for security personnel retained by Landlord in connection with the operation and maintenance of the Common Area (although Landlord shall not be required to obtain or provide security services); (vi) maintenance and repair of security systems and alarms; (vii) depreciation or amortization (or in lieu thereof, rental payments) on all tools, equipment and machinery used in the operation and maintenance of the Common Area; (viii) premiums for the insurance carried by Landlord pursuant to Section 6.2 and for Commercial General Liability Insurance, casualty insurance, workers compensation insurance or other insurance on the Common Area or Shopping Center, or any portion thereof or interest therein; (ix) Taxes and all personal property or real property taxes and assessments levied or assessed on the Shopping Center, or any portion thereof or interest therein; (x) cleaning, collection, storage and removal of trash,

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rubbish, dirt and debris, and sweeping and cleaning the Common Area; (xi)
maintenance, repair and replacement of Christmas decorations; and (xii) servicing and maintaining and monitoring any fire sprinkler system; (xiii) a Management Administrative Fee or Management Fee equal to a percentage of CAM charges, excluding taxes and insurance; and (xiv) any alterations, additions or improvements required to be made to the Common Area in order to comply with applicable laws, ordinances, rules, regulations or governmental or regulatory orders and all capital improvements required to be made in connection with the operation, maintenance and repair of the Common Area, provided that the cost of the foregoing items, plus Interest, shall be amortized over the useful life of the alteration, addition or improvement in question and included in Common Area Maintenance Costs for each year over which such costs are amortized. However, notwithstanding the foregoing, Common Area Maintenance Costs shall not include the cost of or expenses for the following: (a) leasing commissions, attorneys' fees or other costs or expenses incurred in connection with negotiations or disputes with other tenants of the Shopping Center, or legal fees incurred in connection with this Lease; (b) depreciation of buildings in the Shopping Center; (c) payments of principal, interest, late fees, prepayment fees or other charges on any debt secured by a mortgage covering the Shopping Center, or rental payments under any ground lease or underlying lease; (d) any penalties incurred due to Landlord's violation of any governmental rule or authority (but not excluding the cost of compliance therewith, if such cost is chargeable to Tenant pursuant to this Lease); (e) any excess portion of an expense representing an amount paid to a related corporation, entity, or person which is unreasonable and in excess of the amount which would be paid in the absence of such a relationship; and (f) all costs and expenses associated with the removal and clean up of hazardous waste or toxic substances, not caused by Tenant, its employees, subcontractors, suppliers, etc., or which existed at the Shopping Center prior to the date of this Lease.

         1.4. CPI: The Consumer Price Index, All Items, for the San Francisco-Oakland-San Jose Area, All Urban Consumers, published by the Bureau of Labor Statistics of the United States Department of Labor (1982-1984 equals
100). If the Base Year of the CPI is changed, then all calculations pursuant to this Lease, which require the use of the CPI shall be made by using the appropriate conversion factor published by the Bureau of Labor Statistics (or successor agency) to correlate to the Base Year of the CPI herein specified. If no such conversion factor is published, then Landlord shall, if possible, make the necessary calculation to achieve such conversion. If such conversion is not in Landlord's judgment possible, or if publication of the CPI is discontinued, or if the basis of calculating the CPI is materially changed, then the term "CPI" shall mean (i) comparable statistics on the cost of living, as computed by an agency of the United States Government performing a function similar to the Bureau of Labor Statistics, or (ii) if none, by a substantial and responsible periodical or publication of recognized authority most closely approximating the result which would have been achieved by the CPI, as may be determined by Landlord in the exercise of its reasonable good faith business judgment.

         1.5. Environmental Laws: All statutes, ordinances, orders, rules and regulations of all federal, state or local governmental agencies relating to the use, generation, manufacture, installation, Release, discharge, storage or disposal of Hazardous Materials.

         1.6. Event of Default: The occurrence of any of the following:

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                  (a) Vacation or Abandonment. Except as set out in Section 5.2,
         vacation or abandonment of the Premises for a continuous period in excess of ten (10) calendar days prior to the end of the first lease year, except at no time will it be deemed a vacation or abandonment of the Premises where the Tenant is not fully operational as a result of a Force Majeure event.

                  (b) Nonpayment of Money. Failure to pay when due Fixed Minimum Rent, Percentage Rent or any other charge or sum due and payable by Tenant under this Lease.

                  (c) Prohibited Assignment or Subletting. The making by Tenant of any assignment or sublease in contravention of the terms and conditions of Article 13.

                  (d) Insolvency. The admission by Tenant in writing of its inability to pay its debts as they become due; the filing by Tenant of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceedings or, if within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed; the appointment of a receiver or trustee to take possession of all or substantially all of the assets of Tenant; a general assignment by Tenant for the benefit of creditors; any action or proceeding commenced by Tenant under any insolvency or bankruptcy act or under any other statute or regulation having as its purpose the protection of creditors, or any such action commenced against Tenant and not discharged within thirty (30) days after the date of commencement; or the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) days after the levy thereof.

                  (e) Other Obligations. Failure to perform any other term, obligation, covenant or agreement under this Lease.

         1.7. Gross Leasable Area: The number of square feet of all areas in the Shopping Center appropriated to the exclusive use or occupancy of Shopping Center tenants or owner/occupants, whether or not such areas are actually leased or occupied, measured from the exterior surface of exterior walls (and extensions thereof for openings), and/or from the center line of party or common walls or demising partitions.

         1.8. Gross Sales: Not Used.

         1.9. Hazardous Materials: Petroleum, asbestos, polychlorinated biphenyls, radioactive materials, radon gas or any chemical, material or substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste" or "toxic substances", or words of similar import, under any applicable laws, including but not limited to, Federal Water Pollution Act, as amended (33 U.S.C. ss. 1251 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss. 6901 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42

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U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act, as amended
(49 U.S.C. ss. 1801 et seq.), Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss. 136 et seq.), ss.ss. 24316, 25115, 25117, 25122.7, 25140, 25249.8,
25281 and 25501 of the California Health and Safety Code, ss. 2782.6(d) of the California Civil Code, and ss. 12000 et seq. of the California Code of Regulations, Division 2, Title 22.

         1.10. Interest: The prime rate as published in the Wall Street Journal plus four (4%) percent per annum, but not to exceed the maximum rate allowed by applicable law. Such rate shall be subject to adjustment at the beginning of each month. Should the Wall Street Journal cease publication of such prime rate, then the interest rate used throughout this Lease shall be based on a comparable publication which provides a composite prime rate of similar value to the rate that would have been printed in the Wall Street Journal if it were published.

         1.11. Lease Year: Each period during the Term commencing on January 1 and ending on December 31 next succeeding, except that the first Lease Year shall commence on the first day of the Term and end on December 31 next succeeding, and the last Lease Year shall end on the last day of the Term; provided, however, that Landlord shall have the right to designate Lease Years on a different basis (i.e., other than a calendar year basis), upon thirty (30) days' prior written notice to Tenant.

         1.12. Management Fee: A fee equal to ten percent (10%) of Tenant's Proportionate Share of the total Common Area Maintenance Costs for the Lease Year in question (excluding taxes), payable monthly, as compensation to Landlord for its internal administration and overhead costs incurred in the operation and management of the Common Area hereunder.

         1.13. Parking Area: All Common Area (except sidewalks and service delivery facilities) now or hereafter designated by Landlord for the parking or access of motor vehicles, including roads, traffic lanes, vehicular parking spaces, landscaped areas and walkways.

         1.14. Percentage Rent: Not Used.

         1.15. Premises: The space, containing approximately one thousand three hundred (1,300) square feet of Gross Leasable Area (the building area) plus an additional area not subject to rent (but subject to CAM, Insurance and Tax allocations) of approximately 788 square feet for a covered drive up facility attached to the building, located on the Harris Street Side of the Shopping Center substantially where shown on Exhibit A-1. The Premises shall have dimensions substantially as depicted on Exhibit A-2. In the event that Landlord subdivides the Shopping Center such that the Premises is located on a separate parcel from the Shopping Center as defined below, Landlord shall assure that such transaction does not diminish Tenant's right of enjoyment and use as guaranteed by this Lease. Furthermore, Landlord shall execute, simultaneously with the subdivision, any required and permitted easements for ingress, egress, parking, utilities and drainage between the resulting contiguous parcels such that Tenant and its customers shall not be negatively impacted by the subdivision. If Landlord pursues a subdivision, Tenant shall cooperate with any amendment or signatures required by that process without being unreasonably withheld, conditioned, or delayed.

         1.16. Proportionate Share: Unless otherwise specified in this Lease, whenever Tenant is required to pay its Proportionate Share, such Proportionate Share shall be the ratio (expressed as a percentage) which the number of square

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feet of Gross Leasable Area in the Premises bears to the total number of square feet of constructed Gross Leasable Area in the Shopping Center; however, if portions of the Shopping Center are taxed, maintained or in some other way managed or treated separately with respect to costs of which Tenant is to pay a portion, then the denominator used for calculating Tenant's Proportionate Share shall be the total number of square feet of constructed Gross Leasable Area contained in that portion of the Shopping Center in which the Premises are included for purposes of such taxes, maintenance or other matters. For example, if certain portions of the Shopping Center were separately assessed for tax purposes, then the denominator used for Tenant's Proportionate Share would be the total number of square feet of constructed Gross Leasable Area contained in that Shopping Center property which is included in the same tax bill as the Premises.

         1.17. Release: As used in Article 25 ("Hazardous Materials"), disposal or placement or existence of any Hazardous Materials in, on, about or under the Premises or Shopping Center in violation of any Environmental Laws.

         1.18. Rent: Fixed Minimum Rent and all other sums and amounts payable by Tenant hereunder as additional rent.

         1.19. Rent Commencement Date: Rent shall commence the earlier of (i) the date Tenant opens to the public in the Premises or (ii) sixty (60) days after the Term Commencement Date.

         1.20. Security Deposit: Deleted.

         1.21. Shopping Center: The real property shown on Exhibit A-1 as an existing shopping center, together with all improvements from time to time or at any time located thereon. The Shopping Center does not include the Winco Building, the Safeway Building or the Triplex Building (containing at the time of this Lease, Provident Central Credit Union and Happy Donuts) and, therefore, such properties are not affected by this Lease. Landlord may subdivide the Shopping Center as provided in the definition of Premises above.

         1.22. Taxes: The following: (i) all real estate taxes and assessments and all other taxes relating to or levied, assessed or imposed on the Shopping Center or any portion thereof or interest therein; (ii) all other taxes, assessments, charges, levies, fees or penalties, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature imposed, levied, assessed, charged, conformed or collected by any governmental authority or other entity either directly or indirectly (A) for public improvements, user, maintenance or development fees, services, or benefits, (B) upon or with respect to the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of, or business operations in, the Shopping Center, (C) upon, against or measured by the area of the Shopping Center or uses made thereof or leases made to tenants thereof, and (D) for environmental matters or as a result of the imposition of mitigation measures, including parking taxes, employer parking regulations, or fees, charges or assessments as

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a result of the treatment of the Shopping Center, or any portion thereof or interest therein, as a source of pollution or storm water runoff; (iii) any tax or excise, however described, imposed in addition to, or in substitution partially or totally of, any or all of the foregoing taxes, assessments, charges or fees; and (iv) any and all costs, expenses and attorneys' fees paid or incurred by Landlord in connection with any proceeding or action to contest in whole or in part, formally or informally, the imposition, collection or validity of any of the foregoing taxes, assessments, charges or fees. If by law any Tax may be paid in installments at the option of the taxpayer, then Landlord shall include within Taxes hereunder only those installments (including interest, if any) which would become due by exercise of such option. Taxes shall not include:
(i) any taxes, assessment fees or charges for which Tenant is directly responsible under Section 7.2, (ii) Landlord's local, state or federal net income taxes, (iii) Landlord's sales or excise taxes, unless the same are levied in lieu of real estate taxes or in lieu of an increase in said taxes, (iv) Landlord's franchise taxes, gift, estate, succession, inheritance or transfer taxes, (iii) late payment charges and penalties incurred by Landlord, and (iv) taxes in excess of the amount paid by Landlord.

         1.23. Term Commencement Date: The Term shall commence upon delivery of Premises to Tenant with Landlord's Work, as defined in Section 8.2, substantially complete.

         1.24. Term Expiration Date: The last day of the one hundred eightieth (180th) full calendar month after the Rent Commencement Date.

2.       LEASE OF PREMISES
         -----------------

         2.1. Lease and Hiring. On the terms and conditions contained herein, Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord.

         2.2. Reservation by Landlord. Landlord reserves the use of the roof, and the area beneath the floor of the Premises, and the right to install, maintain, use and replace ducts, wires, conduits and pipes in and through the Premises in locations which will not materially interfere with Tenant's use of the Premises.

3.       TERM
         ----

         3.1. Duration; Effective Date. The term of this Lease (the "Term") shall be for that period commencing on the Term Commencement Date and ending on the Term Expiration Date (unless sooner terminated as provided in this Lease). The terms, covenants and conditions of this Lease shall be effective as of the date hereof.

         3.2. Certificate. Within thirty (30) days following the Rent Commencement Date, Tenant shall execute and deliver to Landlord a certificate setting forth the Term Commencement Date, the Rent Commencement Date and the Term Expiration Date. Tenant's failure to deliver the certificate hereunder shall not affect the Term Commencement Date, the Rent Commencement Date nor the Term Expiration Date.

         3.3. Termination for Delay. Tenant shall have the right to terminate this Lease if the Premises are not ready for Tenant's Work by December 31, 2008 provided Tenant gives Landlord prior written notice of not less than fifteen

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(15) days. Should Landlord's work be substantially complete prior to the expiration of said notice period, Tenant's termination notice shall be null and void and the Lease shall remain if full effect, else it shall terminate at the end of said notice period. Landlord shall have the right, by written notice to Tenant, to terminate this Lease, without any liability or obligation to Tenant, in the event of any of the following: (i) Tenant has not commenced "Tenant's Work" in the Premises pursuant to Exhibit D within ninety (90) days after Landlord delivers possession of the Premises to Tenant; or (ii) Tenant fails to prosecute diligently Tenant's Work to substantial completion in accordance with Exhibit D, except where the delay is caused for reasons beyond Tenant's control. In the event of termination hereunder by Tenant, Landlord shall return to Tenant any security deposit paid by Tenant, without interest. In the event of termination hereunder by Landlord, Landlord shall be entitled to keep any security deposit paid by Tenant, along with interest, if any. Upon termination hereunder, Landlord and Tenant shall be released from all obligations or liabilities to the other hereunder not accrued as of the date of termination except for those obligations which expressly survive termination or cannot be performed until after termination.

         3.4. Termination for Insufficient Gross Sales. Not Used.

         3.5. Holding Over. If Tenant should remain in possession of the Premises after the expiration of the Term with the express written consent of Landlord and without executing a new lease, then such holding over shall be deemed a tenancy from month-to-month, subject to all conditions, provisions and obligations of this Lease, except that the Fixed Minimum Rent then in effect shall be increased to an amount equal to one hundred fifty percent (150%) of such Fixed Minimum Rent.

         3.6. Options to Extend.

                  3.6.1. Grant of Options. Landlord hereby grants to Tenant two
         (2) separate, successive options to extend the Term of this Lease. Each option shall be for an additional term of five (5) years and shall commence upon the expiration of the Term or previous option term, as the case may be. Each option is expressly conditioned upon Tenant's not being in default under any term or condition of this Lease after the expiration of any applicable cure period granted by this Lease, either at the time an option is exercised or at the time the option term in question would commence.

                  3.6.2. Manner of Exercise. Tenant may exercise each option only by giving Landlord written notice not less than two hundred seventy (270) days prior to the expiration of the then existing term of this Lease. If Tenant fails to exercise any such option prior to such 270-day period, then such option automatically shall lapse and thereafter Tenant shall have no right to exercise such option or any other remaining options.

                  3.6.3. Terms and Rent. If an option is exercised, then the Fixed Minimum Rent for the Premises shall be as defined in Section 4.1. All other terms and conditions of the Lease, as amended from time to time by the parties in accordance with the provisions of the Lease, shall remain in full force and effect and shall apply during each option term.

                  3.6.4. Determination of Rent. Not Used.

                  3.6.5. Landlord's Initial Determination. Not Used.

                  3.6.6. Arbitration. Not Used.

         3.7. Extension of Existing Lease. Landlord and Tenant are currently operating under a lease dated July 1, 1998 for Space 35 in the Eureka Mall which is set to expire on June 30, 2008, the "Existing Lease.") The Existing Lease shall be automatically extended until such time as Tenant is open for business in the Premises provided the following provisions are met by Tenant:

                  (a) Tenant has provided Tenant's Preliminary Space Plan to Landlord on a timely basis as required by Exhibit D;

                  (b) Tenant is using best efforts to complete Tenant's Work and to open to the public in the Premises;

                  (c) Fixed Minimum Rent related to the Existing Lease is increased by five (5%) percent over the current rent, effective the end of the term of the Existing Lease, and;

                  (d) Tenant is open for business in the Premises no later than one hundred twenty days (120) from the date Landlord Delivers the Premises to Tenant for Tenant to begin Tenant's Work, except that if Tenant is delayed from opening for business for reasons beyond the control of Tenant, the time shall be extended for up to an additional thirty (30) days..

Should any of these conditions not be met, the Existing Lease shall terminate as originally provided and Tenant shall promptly and completely vacate the premises defined in the Existing Lease.

4.       RENT
         ----

         4.1. Fixed Minimum Rent. Commencing on the Term Commencement Date, Tenant shall pay Landlord "Fixed Minimum Rent" in the amounts set forth below:

         Year         Annual/SF     Monthly Rent     Annual Rent
--------------------------------------------------------------------------------
         Year 1       $ 57.00       $ 6,175.00       $74,100.00

         Years 2-15   Annually increase the then existing Fixed Minimum Rent by
                      three (3%) percent.

         Option 1 (years 16 - 20)      The initial increase for Year 16 shall be
                                       the then existing Fixed Minimum Rent
                                       increased by the greater of three (3%)
                                       percent or the increase in the CPI from
                                       Year 1 through Year 15 as it would have
                                       been applied to the Year 1 Rent through

                                       Year 15 and with no other rent adjustment during that period of time. Beginning Year 17, Fixed Minimum Rent shall increase annually by three (3%) percent.

         Option 2 (years 21-25)        Annually increase the then existing Fixed
                                       Minimum Rent by three (3%) percent.

The "Years" referred to above are consecutive 12-month periods commencing on the Term Commencement Date (including as the first "month" in the first Year any partial calendar month at the beginning of the Term). Fixed Minimum Rent shall be paid in equal monthly installments, without notice, deduction or offset, in advance on or before the first day of each month during the Term; provided, however, if the Rent Commencement Date is not the first day of a calendar month, then Tenant shall pay to Landlord, on the Rent Commencement Date, a pro rata portion of the Fixed Minimum Rent for such partial calendar month, prorated based on a 30-day month.

         4.2. Percentage Rent. Not Used.

         4.3. Additional Rent. For all purposes under this Lease, all sums and other amounts payable by Tenant to Landlord or otherwise hereunder which are not specifically denominated as "rent" shall be payable as and shall be deemed to be additional rent. Such sums and amounts shall be payable as and when provided under this Lease, unless no date is specified, in which case such sums shall be payable together with each installment of Fixed Minimum Rent payable hereunder.

         4.4. Late Charge. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due under this Lease will cause Landlord to incur additional costs not contemplated by this Lease, the exact amount of which will be extremely difficult or impossible to ascertain. Such additional costs include processing and accounting charges and late charges which may be imposed upon Landlord by the terms of any mortgage or deed of trust covering the Premises. Therefore, if any installment of Rent or any other sum due from Tenant shall not be received by Landlord within ten (10) days after the date that such amount is due, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties hereby acknowledge, warrant and represent that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of an Event of Default with respect to such overdue amount or prevent Landlord from exercising any or all of the other rights and remedies granted under this Lease. Landlord may, as a matter of convenience, provide to Tenant from time to time billings or invoices for Rent or other sums due under this Lease, but Tenant's failure to receive any such billing or invoice, or Landlord's omission or cessation of any such billing or invoice shall not excuse Tenant's obligation for the timely payment of Rent and other sums due in accordance with this Lease.

5.   PERMISSIBLE USE; TENANT'S CONDUCT OF BUSINESS; EXCLUSIVES
     ---------------------------------------------------------

         5.1. Use; Trade Name. Tenant shall use the Premises solely for the following purpose: The operation of a Retail Bank as further defined in Section
5.5 below. Tenant shall conduct its business in the Premises only under the trade name of "North Valley Bank" or such other name as Tenant may select and use in a majority of Tenant's other banking facilities in the state in which the Shopping Center is located and also provided, such new name does not conflict with the trade name of any other tenant in the Shopping Center.

         5.2. Operating Covenant and Landlord Recapture Right. Tenant shall remain open for business continuously and uninterruptedly during the first Lease Year, during all usual banking hours.

Tenant shall occupy and use the entire Premises for the purpose or purposes specified herein and shall fully merchandise and staff the Premises (except during times when the Premises may be untenantable by reason of fire or other casualty), subject only to the provisions of this Article 5. Tenant shall at all times employ its best judgment, efforts and abilities to operate its business on the Premises in a professional manner that does not detract from the reputation and attractiveness of the Shopping Center. Tenant shall continue to operate its business to the extent reasonably practicable during any period of reconstruction, remodel or repair. After the first Lease Year, Tenant may cease operating in the Premises. If Tenant does cease operating in the Premises, for reasons other than Force Majeure, at any time thereafter and such closure continues for sixty (60) consecutive calendar days, Landlord shall have the right to terminate this Lease by written notice to Tenant. The termination notice shall specify a termination date not less than thirty (30) nor more than ninety (90) days after the date of the termination notice; provided, however, Tenant's obligation to pay rent will continue until the termination of the Lease. Landlord shall have the right to enter and show the Premises without its being deemed a termination. Should Tenant begin full operation in the Premises prior to the termination date specified in the letter, such termination shall be void. An automatic voiding of a termination due to Tenant restarting operations in the Premises shall only be allowed once every five (5) Lease Years.

         5.3. Insurance Requirements; Compliance With Laws. Tenant shall not do or permit anything to be done in or about the Premises, or bring or keep anything therein, which will increase the rate of any insurance on the Shopping Center, or any portion thereof or interest therein. Tenant shall, at its sole cost and expense, comply with any and all orders and requirements imposed by any insurance company providing casualty (including fire and extended coverage) or public liability insurance to Tenant or Landlord and covering the Shopping Center, or any portion thereof or interest therein. Tenant shall promptly comply with any and all laws, ordinances, rules, regulations and orders applicable to the Premises. At any time after Landlord delivers possession of the Premises to Tenant and excluding Landlord's Work pursuant to Exhibit D, Tenant's obligations hereunder shall include the making of (i) all non-structural alterations, additions and improvements, or (ii) any structural alterations, additions or improvements required due to either Tenant's specific use of the Premises or Tenant's Work pursuant to Exhibit C, and (iii) subject to Landlord's obligations described in Section 9.1,the installation of additional facilities required for the conduct or continuance of Tenant's business on the Premises to the extent they are required within the Premises or to the storefront entrance, all according to applicable laws, ordinances, rules and regulations. Tenant shall not use, or permit the use of, any portion of the Premises for any unlawful purpose. Tenant may contest or review, by procedures permitted by applicable law or insurance policies, at its own expense, any such order, requirement, law, ordinance, rule or regulation, and may delay compliance therewith if permitted by such law or policy, provided that Landlord or any other tenant, occupant or owner of the Shopping Center is not subject to civil liability or criminal prosecution as a result thereof and Landlord's title to or interest in, or such tenant's, occupant's or owner's business in or title to, the Shopping Center, or any portion thereof, is not subjected to forfeiture, involuntary sale, loss or closure as a result thereof. Tenant shall indemnify, defend, protect and hold Landlord and such other tenants, occupants and owners harmless from and against any and all liability, loss, cost, damage or expense (including attorneys' fees) resulting from or in connection with any contest hereunder. Any contest shall be conducted with all due diligence. Tenant shall diligently comply with any final, non-appealable decision in any such contest. Landlord represents to Tenant that to Landlord's actual knowledge on the date of delivery of possession of the Premises to Tenant, Landlord's Work with respect to the Premises pursuant to Exhibit D will be in compliance with all applicable laws, ordinances, rules and regulations.

         5.4. Use Limitations and Requirements.
              --------------------------------

                  5.4.1. Tenant's Conduct of Business. Tenant shall not conduct or allow any auction, fire, going out of business, or bankruptcy sales in or from the Premises, Tenant shall not perform any acts or conduct any practices which may injure the Shopping Center, or any portion thereof, or constitute a nuisance, annoyance or menace to other tenants of the Shopping Center, or disturb their quiet enjoyment. Tenant shall
         (i) keep the Premises and any service delivery facilities allocated for the use of Tenant (whether or not exclusive) clean and free from rubbish and dirt at all times; (ii) keep front and rear walkways adjacent to the Premises free of Tenant generated trash and clutter,
         (iii) store all trash and garbage within the Premises; and (iv) arrange for the regular pickup of such trash and garbage at Tenant's expense, unless garbage pick-up is included in Common Area Maintenance Costs pursuant to Section 12.2. Tenant shall not burn any trash or garbage of any kind in or about the Premises or Shopping Center. All plumbing facilities within or serving the Premises shall be used only for the purposes for which they are installed, and no foreign substance of any kind shall be thrown therein; any and all costs and expenses resulting from misuse of such plumbing facilities in violation of the foregoing by Tenant or any other person within Tenant's premises shall be borne by Tenant. Neither Tenant nor its employees, agents, or contractors shall mark or deface any walls, ceilings, partitions, floors, wood, stone or iron within or about the Premises. Tenant: (i) shall warehouse, store and/or stock in the Premises only such goods, wares and merchandise as Tenant intends to offer for sale in, on, at or from the Premises within a reasonable time after receipt thereof; (ii) shall use for office, clerical or other non-selling purposes only such space as is from time to time reasonably required for Tenant's business therein; (iii) shall not perform therein any such functions for any other store or business of Tenant, or any affiliate of Tenant; and (iv) shall not operate, or permit to be operated, on the Premises any coin or token-operated vending machines or similar device for the sale or leasing to the public of any goods, wares, merchandise, food, beverages, and/or service, including pay telephones, pay lockers, pay toilets, scales or amusement devices.

                  5.4.2. Prohibited Uses and Other Tenant's Exclusives. Tenant shall not use the Premises for any Prohibited Uses as outlined in Exhibit F. Tenant shall never use the Premises in a way that violates the exclusive uses that may be granted to other tenants in the Shopping Center from time to time except, Tenant will always be allowed to operate as a retail bank. Exclusive uses currently in force in the Shopping Center are documented at Exhibit E. Landlord shall notify Tenant in writing of any additional exclusive uses Landlord intends to grant and Tenant shall contest in writing such action within fifteen
         (15) days and provide therein the section number and wording from the Lease that a granting of such exclusive would violate, otherwise such future exclusive shall be binding upon Tenant.

         5.5. Tenant's Exclusive. Tenant shall have the exclusive right to operate a Retail Bank ( "Tenant's Exclusive Use Right") in the Shopping Center which is defined for purposes of this Section 5.5 as a financial institution licensed under the appropriate state and national banking laws that provides most, if not all, of the following services to its customers: receiving deposits, making loans to finance the purchase of residences, automobiles and business activities, offering of checking accounts, issuing credit and/or debit cards and the operation of Automated Teller Machines ("ATMs"). The following services provided by other institutions in the Shopping Center shall not be deemed to be in violation of Tenant's Exclusive Use Right: investment or stock brokerage, or mortgage brokerage services; issuance of money orders, life insurance or other products and services not specifically listed in the first sentence of this Section 5.5. All tenants, now and in the future shall be allowed to offer customer credit cards, gift cards and finance their customers' acquisitions of merchandise purchased at such tenant's premises. Furthermore, each tenant shall be permitted to install ATMs or a technical evolution of the same which are accessible only from within their interior; however, only Tenant may place an ATM which is accessible from the exterior of its Premises, except that Landlord may develop one (1) exterior ATM location for lease on either the Henderson Street or Central Avenue sides of the Shopping Center provided Tenant has a first right of refusal to lease such space for their ATM machine. This covenant and Tenant's Exclusive Right shall run with the land on which the Shopping Center is located during the Term of this Lease. Tenant's Exclusive Right is non-binding on all existing leases in the Shopping Center as the same may be extended or assigned. Landlord agrees to enforce Tenant's Exclusive Right against all other tenants in the Shopping Center using all commercially reasonable legal means. In the event of a breach by Landlord under this Section 5.5, Tenant shall be entitled to injunctive relief as well as all other remedies available at law or in equity. Notwithstanding the foregoing, if Tenant ceases operating its business for Tenant's Exclusive Use Right or goes dark for more than ninety (90) consecutive days for reasons other than remodeling, casualty, condemnation, or other reason beyond Tenant's reasonable control, then Tenant's Exclusive Use Right shall lapse and be of no further force or effect. Additionally, should Tenant assign or sublet over 25% of the Premises square footage to a tenant not engaged in Tenant's Exclusive use, such exclusive shall immediately terminate.

6.       INSURANCE
         ---------

         6.1. Tenant's Insurance. At its sole cost and expense, Tenant shall maintain in full force and effect during the Term the following policies of insurance:

                  6.1.1. Liability Insurance. Commercial General Liability Insurance, insuring against liability for bodily injury or death to persons, property damage and personal injury, covering the Premises and the business of Tenant, with a comprehensive single limit of liability not less than $2,000,000.00 of primary insurance, such coverage to be in a commercial general liability form with at least the following endorsements: (i) deleting any employee exclusion on personal injury coverage; (ii) including coverage for injuries to or caused by employees; (iii) providing for blanket contractual liability coverage (including Tenant's indemnity obligations contained in this Lease), broad form property damage coverage and products completed operations, owner's protective and personal injury coverage; (iv) providing for coverage of employers automobile non-ownership liability; and (v) if required by Landlord, providing liquor liability coverage. All such insurance carried by Tenant: (i) shall be primary and non-contributory;
         (ii) shall provide for severability of interests; (iii) shall provide that an act or omission of one of the named insureds shall not reduce or avoid coverage to the other named insureds; and (iv) shall afford coverage for all claims based on acts, omissions, injury or damage which occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period. Tenant shall also maintain an umbrella policy with limits of liability of not less than $5,000,000.00. Tenant shall provide Landlord with a certificate of insurance on the primary policy only. Tenant's obligation to indemnify Landlord as set out in Section 17.3 shall extend beyond the amount of coverage afforded by the primary policy.

                  6.1.2. Plate Glass Insurance. Plate glass insurance, sufficient to pay for the replacement of, and any or all damage to, exterior plate glass and storefront supports in the Premises, for which Tenant may self-insure.

                  6.1.3. Insurance on Fixtures. Fire insurance, with standard extended coverage on all of Tenant's fixtures and equipment in the Premises, in an amount not less than one hundred percent (100%) of their full insurable value, the proceeds of which shall, so long as this Lease is in effect, be used for the repair or replacement of the fixtures and equipment so insured.

                  6.1.4. Workers Compensation Insurance. Workers Compensation Insurance in the manner and to the extent required by applicable law and with limits of liability not less than the minimum required under applicable law, covering all employees of Tenant having any duties or responsibilities in or about the Premises.

         6.2. Landlord's Insurance. Landlord shall during the Term maintain in full force and effect a policy or policies of fire insurance covering at a minimum of ninety percent (90%) of full replacement cost the buildings within the Shopping Center, and earthquake and/or flood coverage at Landlord's election, and such other insurance in such amounts and covering such other liability or hazards as deemed appropriate by Landlord. The amount and scope of coverage of Landlord's insurance hereunder shall be determined by Landlord from time to time in its sole discretion and shall be subject to such deductible amounts as Landlord may elect. All such insurance carried by Landlord shall be primary and not contributory as to all matters covered by such insurance. The cost of all insurance maintained by Landlord hereunder, or otherwise on all or any portion of the Shopping Center, shall be included in Common Area Maintenance Costs. All insurance proceeds payable under Landlord's casualty insurance carried hereunder shall be payable solely to Landlord, and Tenant shall have no interest therein. Upon written request of Tenant, Landlord shall require its insurance company to issue to Tenant a certificate of insurance naming Tenant as an additional insured.

         6.3. Policy Requirements. All insurance policies required to be carried under this Lease shall be issued by financially sound qualified insurers, having a financial rating of not less than "A-VII" as designated in the most current Best's Insurance Reports, and licensed to do business in the State in which the Shopping Center is located. Tenant's liability insurance shall name Landlord, Property Manager, and such other persons or entities as Landlord may from time to time designate, as additional insureds. Tenant's Workers Compensation Insurance shall comply with the requirements of the state in which the Shopping Center is located. Tenant shall deliver to Landlord certificates of all liability insurance required to be carried by Tenant hereunder, showing that such policies are in full force and effect in accordance with this Article 6. Tenant shall obtain written undertakings from each insurer under policies maintained by Tenant hereunder to notify Landlord, and any other additional insured thereunder, at least thirty (30) days prior to cancellation or reduction in coverage under any such policy.

         6.4. Blanket Coverage. Any policy required to be maintained hereunder by either party may be maintained under a so-called "blanket policy", insuring other parties and other locations, so long as the amount of insurance required to be provided hereunder is not thereby diminished.

         6.5. Waiver of Subrogation. To the extent permitted by law, Landlord and Tenant each waive any right to recover against the other on account of any and all claims Landlord or Tenant may have against the other with respect to any risk insured against by insurance actually carried, or required to be carried hereunder, to the extent of the proceeds realized from such insurance coverage. Each casualty insurance policy carried by Landlord or Tenant hereunder, or which either may obtain with respect to the Premises or the Shopping Center independent of obligations hereunder, shall provide that the insurer waives all rights of recovery by way of subrogation against Landlord or Tenant in connection with all matters included within the scope of the waiver of recovery contained in this Section 6.5.

7.       TAXES
         -----

         7.1. Tenant's Payment of Common Taxes. Commencing on the Term Commencement Date and thereafter throughout the Term, Tenant shall pay to Landlord, as part of monthly Common Area Maintenance Costs, Tenant's Proportionate Share of Taxes.

         7.2. Tenant's Payment of Taxes on Premises. In addition to payment by Tenant of its Proportionate Share of Taxes, Tenant shall pay any and all taxes, assessments, levies, license fees, business taxes, impositions, in lieu taxes or fees, excises or charges, of any kind or character, general or special, ordinary or extraordinary, unforeseen as well as foreseen, which are: (i) levied against, upon, measured by or attributable to any and all leasehold improvements to the Premises over and above the base building shell, whether installed or paid for by Landlord or Tenant, and upon any and all fixtures, equipment and personal property installed or located in the Premises, or levied upon, measured by or reasonably attributable to the cost or value of any of the foregoing; (ii) levied upon or measured by the Fixed Minimum Rent, Percentage Rent or any other amounts payable by Tenant hereunder, including any gross income taxes, excise tax or value added tax levied by any governmental authority or other entity with respect to the receipt or making of such payments; (iii) levied upon or with respect to the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of, or business operations of Tenant in, the Premises or any portion thereof; (iv) levied upon or with respect to the transaction under this Lease, any document to which Tenant is a party creating or transferring any interest or an estate in the Premises, or any leases, subleases, licenses or concessions made to Tenant, any subtenant or other occupant of the Premises; or (v) enacted by way of substitution for or in addition to all or any part of the foregoing. Tenant shall make payment of all amounts hereunder before delinquency directly to the levying authority and shall provide Landlord receipts evidencing such payments. If any of the foregoing taxes, assessments, fees or charges are included in tax bills to Landlord for Taxes, then Tenant shall pay to Landlord the amount attributable to the taxes, fees, assessments or charges so included immediately upon demand by Landlord and prior to the payment date required with respect to such tax bill.

8.       CONSTRUCTION
         ------------

         8.1. Initial Construction. The design, construction and development of the Premises and "Landlord's Work" and "Tenant's Work" therein, shall be undertaken in accordance with this Article 8 and the provisions of Exhibit C and Exhibit D respectively.

         8.2. Landlord's Work. If the Building and/or the Common Area serving the Building have not been constructed, then Landlord shall, prior to the commencement of the Term, at Landlord's sole cost and expense, construct the Building and Common Area in accordance with such design and construction criteria and methods as Landlord may, in its sole discretion, determine as necessary or appropriate provided they are in conformance with the requirements of Exhibit C. Landlord, at Landlord's expense shall be responsible for obtaining all permits necessary to complete Landlord's Work. Landlord shall also be responsible for the payment of plan check and utility tap fees and any impact fees not related to Tenant's Work or Tenant's specific use.

         8.3. Landlord's Plans. Exhibit A-1 designates the proposed location of the Premises in the Building and the Common Area serving the Premises. Exhibit A-2 designates the proposed layout of the Premises. The location of the Premises in the Building, the shape of the Premises, the location of the Building in the Shopping Center, the design and layout of the Common Area and Landlord's Work shall be subject to such changes as Landlord's architects or contractors find to be desirable or as Landlord may reasonably determine to be in the best interests of the Shopping Center and its tenants and customers, subject to Tenant's written approval relating to Initial Construction. Such approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall have the right under this Article 8 to modify, upon written notice to Tenant, Exhibits A-1 and A-2 and/or Landlord's Work to reflect any changes therein on account of the foregoing, and no changes in Exhibits A-1 or A-2 or Landlord's Work shall invalidate or affect this Lease. Notwithstanding the foregoing, however, Landlord shall obtain Tenant's prior written consent to any material change in the (i) design of the Premises or (ii) the total area of the Premises which would materially and adversely affect the conduct of Tenant's business in the Premises. If Landlord fails for any reason to obtain Tenant's consent to such changes made by Landlord, then Tenant's sole remedy shall be to terminate this Lease and recover from Landlord those reasonable out-of-pocket expenses incurred by Tenant in preparing to occupy the Premises, and Tenant waives all other rights and remedies. Commencement by Tenant of construction of Tenant's Work in the Premises shall constitute Tenant's acknowledgment that it consents to any material change for which Tenant's consent is required under clauses (i) and

(ii) above. Landlord shall furnish to Tenant and obtain Tenant's approval, (not to be unreasonably withheld, conditioned or delayed) of all necessary drawings and specifications for the improvements required by Tenant to the Premises prior to Landlord commencing such improvements. Such drawings and specifications shall be incorporated herein as "Landlord's Plans and Specifications" in Exhibit C. Landlord shall notify Tenant in writing approximately thirty (30) days prior to the date when Landlord's Work is substantially complete pursuant to Exhibit C and shall also notify Tenant when said work is substantially complete.

         8.4. Tenant's Plans and Specifications. Tenant shall furnish to Landlord and obtain Landlord's approval of all necessary drawings and specifications for Tenant's required improvements to the Premises prior to Tenant commencing such improvements. Such approval shall not be unreasonably withheld, conditioned, or delayed. Such drawings and specifications shall be incorporated herein as "Tenant's Plans and Specifications" in Exhibit D.

         8.5. Tenant's Work. Provided that Tenant has obtained the insurance required by Article 6 above and has paid to Landlord the sum of $__N/A__ as required by Section 8.7 below, Tenant shall, upon receipt of Landlord's notice, have the right to enter the Premises and perform Tenant's work and the installation of all Tenant's fixtures, sign faces (subject to Section 11 below), equipment and merchandise at the Premises as outlined in Exhibit D entitled "Tenant's Work". Tenant's entry into the Premises hereunder shall be at Tenant's own risk and without interference with any remaining work which must be performed by Landlord in the Premises. Tenant shall use all due diligence to construct and complete Tenant's Work and shall complete Tenant's Work, the installation of all Tenant's fixtures, sign faces, equipment and merchandise and open for business in the Premises within one hundred twenty (120) days after the date Landlord delivers possession of the Premises to Tenant, except that if Tenant is delayed from opening for business for reasons beyond the control of Tenant the time shall be extended for a reasonable period to accommodate that delay. In no event will a failure to open as a result of a delay hereunder be cause for termination of the Lease so long as Tenant is otherwise paying the rent and other common area maintenance costs and any other charges under the Lease on a timely basis. Tenant shall design and construct Tenant's Work hereunder at Tenant's sole cost and expense. Any and all fixtures and equipment that Tenant may install or otherwise employ on the Premises shall be new and shall be of good quality and condition. Any item not specifically listed as Landlord's Work in Section 8.2 above shall be deemed Tenant's Work. Tenant shall obtain all permits required for such work. Landlord shall approve all plans. Tenant shall use licensed contractors and new materials to perform all work. Tenant shall provide Landlord with a list of all contractors and sub-contractors who perform work on the Premises doing work with a value of $5,000 or more, and will also provide Landlord with written, fully executed, Unconditional Lien Waiver Releases from all contractors and sub-contractors prior to opening for business in the Premises.

         8.6. Acceptance of Premises. The opening by Tenant of its business in the Premises shall constitute acknowledgment by Tenant that the Premises, the Building and the Common Area are then in the condition called for by this Lease and that Landlord has performed all of Landlord's work with respect thereto. Failure of Landlord to complete any work of construction or improvement called for hereunder within the time and in the condition provided for in this Lease shall not give rise to any claim for damages by Tenant against Landlord or against Landlord's contractors or architects.

         8.7. Tenant Payment For Landlord's Work. N/A.

9.       REPAIRS AND MAINTENANCE; ALTERATIONS
         ------------------------------------

         9.1. By Landlord. Landlord shall keep in good order, condition and repair the structural portions, foundations, exterior walls, canopy, roof structure, roof membrane, downspouts and gutters of the Building (excluding all windows, doors, plate glass and non-structural portions of storefronts, and except for damage caused by any act, negligence or omission of Tenant or its employees, agents, invitees, licensees, contractors or subtenants, damage or destruction caused by any casualty not required to be repaired under Article 16 and any condemnation or taking of the Premises or the Shopping Center governed by Article 15). Such maintenance and repair of the structural portions and foundations of the Building and the structural members of the roof of the Building shall be at Landlord's sole cost and expense; all other maintenance and repair described above (including painting, maintenance, repair and replacement of covered walkways, planters, and all portions of the roof of the Building other than the structural members) shall be arranged by Landlord, included in Common Area Maintenance Costs and paid by Tenant pursuant to Article 12 or, at Landlord's election, paid directly by Tenant to the extent relating to the Premises. Landlord shall maintain electrical and plumbing service to the Premises (excluding the service panels) but is not liable to Tenant for interruption of such service. Landlord shall warrant the major components of Landlord's work for a period of one (1) year (excluding glazing, light bulbs, plugged sinks or toilets, etc.), after which time Tenant shall assume responsibility for Tenant's obligations listed below. Landlord shall have no obligation to make any repairs or replacements hereunder until the expiration of ten (10) days following written notice from Tenant to Landlord of the need therefor. Should Landlord not make a repair or replacement subsequent to the ten
(10) day period noted above, and such repair or replacement is the responsibility of Landlord under this Section 9.1, then Tenant may make the necessary and reasonable repairs and bill Landlord for the cost of such repairs provided Tenant notifies Landlord in writing of their intent to make such repairs two days prior to the commencement of work or the incurring of costs for which Tenant will seek reimbursement.

         9.2. By Tenant. Except for those portions of the Premises and the Building for which Landlord is responsible under Section 9.1, Tenant, at Tenant's sole cost and expense, shall at all times keep all portions of the Premises in good order, condition and repair (including replacements, as and when necessary), including, without limitation, all plate glass, show cases, non-structural storefront parts and moldings, doors, door jams, door closers, door hardware, fixtures, equipment and appurtenances thereof, floors, partitions and surfaces of interior walls, ceilings all electrical, lighting, heating, plumbing and sprinkler systems, fixtures and equipment, HVAC, energy management systems, utility and communication services, all satellite hardware, wiring and connections, alarm and other systems within the walls, slabs, ceilings or interior of the Premises and all other maintenance not specifically listed above as Landlord's Repairs. Tenant shall also be responsible for the repair of any and all damage caused to the Building or any other portion of the Shopping Center by any act, neglect or omission of Tenant or its employees, agents, invitees, licensees, contractors or subtenants; the repair of any such damage shall be made by Landlord at Tenant's cost and expense, and Tenant shall reimburse to Landlord all such costs and expenses, together with the Management Fee calculated as a percentage of the amount thereof, within ten (10) days after submission by Landlord to Tenant of a statement of the amount thereof. At Tenant's expense, Tenant shall maintain in force a service and preventive maintenance contract with an authorized HVAC service company covering all heating, ventilation and air conditioning equipment serving the Premises, and shall provide Landlord with a copy thereof prior to commencement of the Term, unless Landlord elects to obtain such a contract for the entire Building, or for any larger portion of the Shopping Center, in which event Tenant shall not be required to maintain such contract but shall be required to reimburse Landlord for Tenant's pro rata share of the cost of such contract. Tenant's pro rata share shall be determined by multiplying the total cost thereof by a fraction, the numerator of which is the Gross Leasable Area of the Premises and the denominator of which is the Gross Leasable Area of the Building, or any such larger portion of the Shopping Center to which the contract applies. Tenant shall use Landlord's roofing company to make all roof penetrations so as not to void Landlord's roof warranty.

         9.3. Alterations by Tenant. Tenant shall make no alterations, improvements or additions in, upon, to, or about the Premises without Landlord's prior written consent. In addition, Tenant shall make no alterations, improvements, additions, changes or decorations to any storefront, the exterior walls, mechanical or utility systems or roof of the Building, including any penetration through the roof above or below the Premises, without the prior written consent of Landlord made in Landlord's sole discretion. Unless otherwise specified by Landlord pursuant to Section 22.1, all alterations, additions or improvements, to the Premises, including air conditioning and heating equipment, mechanical systems, floor coverings, and fixtures, other than Tenant's trade fixtures, which may be made or installed by either of the parties in, upon or about the Premises shall be the property of Landlord, and at the termination of this Lease shall remain upon and be surrendered with the Premises.

         9.4. Construction Requirements. Any and all alterations, additions or improvements made by Tenant under this Article 9 shall be designed by a competent licensed architect or structural engineer and shall be made under the supervision of such architect or engineer by financially sound, bondable contractors of good reputation in accordance with plans and specifications approved in writing by Landlord hereunder before commencement of any work. Landlord may require in connection with its consent to any alterations, additions or improvements hereunder, that any contractor, or major subcontractors, provide payment and completion bonds in such amounts and with sureties acceptable to Landlord. All alterations, additions and improvements made by Tenant hereunder shall be performed in a good and workmanlike manner, diligently prosecuted to completion, and using new materials. Tenant shall notify Landlord at least twenty (20) days prior to commencement of any work, alteration, addition or improvement hereunder so that Landlord may post, file and/or record any notice of nonresponsibility or other notice required under applicable mechanic's lien laws. Upon completion of any work hereunder, Tenant shall record in the office of the County Recorder where the Shopping Center is located a notice of completion or any other notice required or permitted by applicable mechanic's lien law to commence the running of, or terminate, any period for the filing of liens or claims, and shall deliver to Landlord any certificate of occupancy or other equivalent evidence of completion of such work in accordance with the requirements of applicable law. Tenant shall perform or cause performance of all work hereunder in accordance with such rules and regulations as Landlord may from time to time prescribe with respect thereto, and in such manner so as not to obstruct or interfere with access to the premises of any other tenant or owner of the Shopping Center, the business of any such tenant or owner conducted therein, or any portion of the Common Area. Prior to commencing any work hereunder, Tenant shall supply to Landlord evidence that its contractor or contractors have procured such insurance as Landlord may prescribe in connection with such work.

         9.5. Mechanics' Liens. Tenant shall pay, or cause to be paid, all sums, costs and expenses due for, or purporting to be due for, any work, labor, services, materials, supplies or equipment furnished, or claimed to be furnished, to or for Tenant in, upon or about the Premises, and shall keep the Premises and the Shopping Center free of all mechanic's, materialmen's or other liens arising therefrom. Tenant may contest any such lien, if Tenant first procures and posts, records and/or files a bond or bonds issued by a financially sound, qualified corporate surety, in conformance with the requirements of applicable law for the release of such lien from the Premises and/or Shopping Center. Tenant shall pay and fully discharge any contested claim of lien within ten (10) days after entry of final judgment adverse to Tenant in any action to enforce or foreclose the same; notwithstanding any such contest, Landlord shall have the absolute right at any time to pay any lien imposed hereunder if in Landlord's reasonable good faith judgment such payment is necessary to avoid the forfeiture, involuntary sale or loss of any interest of Landlord or any other tenant or owner in the Shopping Center, or any portion thereof. Tenant shall indemnify, defend, protect and hold Landlord harmless of and from any and all loss, cost, liability, damage, injury or expense (including attorneys' fees) arising out of or in connection with claims or liens for work, labor, services, materials, supplies or equipment furnished or claimed to be furnished to or for Tenant in, upon or about the Premises or the Shopping Center.

10.      UTILITIES
         ---------

Tenant shall pay for the cost of connecting all utilities to the Premises, including water, sewage, gas, electricity and telephones. In no event, shall the amount the Tenant shall pay for the cost of connecting utilities to the Premises, including water, sewage, gas, electricity, and telephones, and any other city assessment charged as a result of the construction of the building exceed in their totality the amount of Fifteen Thousand Dollars ($15,000.00). Tenant shall promptly pay, as the same become due and payable, all bills, charges, fees, assessments and exactions for all water, gas, electricity, heat, refuse pickup, sewer service, telephone, and any other utilities, materials and services furnished to or used by Tenant in, on or about the Premises. If any utility, material or service is not separately charged or metered to the Premises, Tenant shall pay to Landlord, within ten (10) days after written demand therefor, Tenant's pro rata share of the total cost thereof as may be determined by Landlord; if any utility, material or service is included as part of the maintenance of the Common Area under Article 12, then the cost thereof shall be included in Common Area Maintenance Costs and Tenant shall pay its share thereof in accordance with Section 12.3. In no event shall Landlord be liable for any interruption or failure of any utility services for any cause, whether or not within Landlord's control or due to Landlord's act or neglect except that Landlord shall be required to use reasonable efforts to promptly repair the utility services damaged by Landlord or its employees or agents, however, if Landlord directly caused such utility failure and such failure continued for a continuous period in excess of forty-eight (48) hours causing the Premises and the sales generated therefrom to be materially affected, Fixed Minimum Rent shall abate until such time as it is restored

11.      ADVERTISING, SIGNS AND DISPLAYS
         -------------------------------

         11.1. Signs and Other Advertising Media. Landlord shall allow Tenant, at Tenant's expense, the right to install, on a temporary basis, a banner. Upon Landlord's completion of exterior facade improvements, Tenant, at Tenant's expense shall have the right to install an internally lit, individual lettered sign on the exterior of the Premises. It is understood that Tenant's sign plans are subject to the approval of the applicable local government authorities. Landlord agrees to support Tenant in its efforts to obtain signage approval. Tenant shall promptly keep its signs in good repair and appearance, properly lit and free of damage, fading, rust, etc. at all times. Prior written approval from Landlord shall be required for any installation or alteration to signs visible from the exterior of the Premises. Unless Tenant obtains Landlord's prior written consent, Tenant shall not erect or install in, upon or about the Premises any signs, placards, advertising media or window or door lettering, except that Tenant, without prior approval, may place its customary chainwide window treatments substantially similar in appearance to those shown at Exhibit H attached, provided that they are professionally made, in good repair, not faded, and do not present a cluttered and nonprofessional appearance in the reasonable business judgment of Landlord. All such signs and media shall comply with all applicable laws, ordinances, rules, and regulations. Upon expiration of the Lease, Tenant shall promptly remove all signs installed hereunder, unless otherwise specified by Landlord pursuant to Section 22.1, and shall properly fill all holes and "cap off" the electrical wiring thereto and clean the exposed wall. Tenant shall not use any advertising media or other media that is objectionable to Landlord, or which can be heard outside the Premises, such as loudspeakers, phonographs or radio broadcasts. Should one or more pylon signs be erected in the Shopping Center that contain the names of tenants, Tenant shall have the right to be located on one such sign of Landlord's choosing at no additional monthly rental; provided, however, that Tenant shall pay for the cost of construction, installation, operation (including without limitation Tenant's Proportionate Share of utilities servicing the pylon sign), maintenance, repair and replacement of its own sign panel. Prior to installation, Tenant shall obtain Landlord's approval of the design of Tenant's proposed sign panel, which shall not be unreasonably withheld or delayed, and shall reimburse Landlord for "Tenant's Proportionate Share" (the proportion of the square footage of Tenant's sign to the total square footage of all designations entitled to be displayed on the sign) of Landlord's costs of designing, permitting and installing the pylon sign.

         11.2. Exterior Displays; Illumination of Window Displays. Tenant shall not keep or display any merchandise on, or otherwise obstruct in any manner, the sidewalks or areaways adjacent to the Premises without Landlord's consent made in Landlord's sole discretion. Tenant shall maintain its display windows and show cases of the Premises in a neat and clean condition, and shall also keep them well lighted from dusk until closing time. No exposed fluorescent tubes or incandescent bulbs, except in factory built track lighting fixtures approved by Landlord, shall be used for the illumination of display windows.

         11.3. Advertising and Promotion.
               -------------------------

                  11.3.1. Shopping Center Promotions. Not Used.

                  11.3.2. Promotion Fee. Tenant shall be required to contribute quarterly the amount of three hundred forty dollars ($340.00) to any marketing association that may exist from time to time for the Shopping Center. Tenant will be entitled to periodic mention in ads, use of the reader board signs, etc. Upon removal or conversion of the reader boards to a pylon sign format, Tenant shall no longer be required to pay a promotion fee.

                  11.3.3. Christmas Promotions. Not Used.

12.      COMMON AREA
         -----------

         12.1. Maintenance and Repair. Landlord shall, throughout the Term, maintain in good order, condition and repair (ordinary wear and tear, damage due to casualty and condemnation or taking excepted) all Common Area. Landlord may at any time delegate such maintenance, or any portion thereof, to any other third party, affiliated or non-affiliated, upon such terms and conditions as Landlord deems compensatory, necessary or appropriate. The manner in which the Common Area is maintained hereunder, and the expenditures therefor, shall be at Landlord's sole discretion. Any use of the Common Area shall be subject to such reasonable rules and regulations as Landlord may from time to time or at any time promulgate. Such Rules and Regulations are contained in Exhibit G attached.

         12.2. Payment by Tenant of Proportionate Share. Commencing on the Term Commencement Date and thereafter throughout the Term, Tenant shall pay to Landlord in the manner hereinafter provided, Tenant's Proportionate Share of Common Area Maintenance Costs.

                  12.2.1. Method of Payment. Landlord shall bill Tenant monthly for Common Area Maintenance Costs and such billing shall be in a form which shows all charges and the calculation of Tenant's pro rata share thereof ("Statement"). Tenant acknowledges and consents to the fact that Landlord bills Common Area Maintenance Costs on an actual (as opposed to an estimated) basis, but three (3) months in arrears, and that the Common Area Maintenance Costs the first three (3) months of the Lease Term (which Tenant is responsible for) relate to the 3-month period preceding the Commencement Date. For example, if Tenant moves in on July 1, Tenant will receive a bill for Common Area Maintenance Costs equal to the actual amount of Common Area Maintenance Costs for the month of April. Tenant will pay those charges with their first month's rent. When Tenant moves out, they will not be billed for Common Area Maintenance Costs incurred beyond the Lease Expiration Date. Tenant shall not be required to pay any Common Area Maintenance Costs for which Tenant does not receive a bill within three (3) years from the date that Landlord incurred such charge.

                  12.2.2. Prorations. For the Lease Years in which the Term commences and expires, Common Area Maintenance Costs shall be prorated based on the number of days of the calendar month the Term is in effect.

                  12.2.3. Landlord's Records. Landlord shall maintain accurate records of Common Area Maintenance Costs, real estate taxes and insurance premiums for which Tenant is required to reimburse Landlord. Tenant shall have the right, upon written notice, one time within twelve (12) months of the end of any calendar year, to inspect and audit all records of Landlord with respect to additional rent for that calendar year (provided, however, that Tenant's auditor shall not be working on a contingency fee basis), at Tenant's sole cost and expense

         (subject to reimbursement as provided below), which auditor may, after reasonable notice to Landlord and at reasonable times during business hours during the sixty (60) day period immediately following the date of Tenant's notice, inspect at Landlord's offices Landlord's records with respect to the Common Area Maintenance Costs for the applicable calendar year, provided that Tenant is not then in breach or default under this Lease and Tenant has paid all amounts required to be paid under the Statement. During such audit by Tenant, Landlord shall also be allowed to review its records and charge Tenant for properly reimbursable costs which were omitted in past billings by Landlord to Tenant for the same period being reviewed. If the resulting net amount of additional rent billed to Tenant during said calendar year is overstated by more than five percent (5%), and Landlord reasonably approves the results of Tenant's audit, Landlord shall reimburse Tenant for the reasonable cost of the audit, not to exceed Three Thousand Dollars ($3,000.00). Landlord shall reimburse Tenant, within thirty
         (30) days of receipt of and Landlord's reasonable approval of the results of the audit, for any amount paid by Tenant and which should not have been paid, without interest, and Tenant shall reimburse Landlord, within thirty (30) days of receipt of and Landlord's reasonable approval of the results of the audit, for any net amount due Landlord as a result of such audit findings, without interest.

         12.3. Non-Exclusive Rights in Common Area; Rules and Regulations. Subject to the terms and conditions of this Lease and such reasonable rules and regulations as Landlord may from time to time promulgate (Exhibit G - Which Tenant agrees are `reasonable'), Landlord hereby grants to Tenant, and its invitees and licensees, the non-exclusive right to use the Common Area during the Term for ingress and egress to and from the Premises. Tenant and its invitees and licensees shall observe all rules and regulations which Landlord may from time to time or at any time promulgate with respect to the use, operation and maintenance of the Common Area or any other portion of the Shopping Center. Any such rules and regulations shall be binding upon Tenant and its licensees and invitees upon Landlord's delivery of a copy thereof to Tenant. Tenant shall not use the Common Area, or any other portion of the Shopping Center, for any purpose, or allow therein any use, other than that specifically allowed hereunder or under any rules and regulations promulgated by Landlord hereunder. Tenant's use of the Common Area is granted hereunder as a revocable license and, if Landlord revokes such license or if the amount of Common Area or Tenant's use thereof hereunder is diminished, altered, damaged or modified, Landlord shall not be subject to any liability or claims of any kind or character nor shall Tenant be entitled to any compensation, damages or rental abatement on account thereof, nor shall any such diminution, alteration, change or modification be deemed a constructive or actual eviction of Tenant, and all such rights and remedies are hereby waived by Tenant.

         12.4. Receiving and Deliveries. All receiving of goods and materials at the Premises, all delivery of goods and merchandise to the Premises, and all removal of garbage and refuse from the Premises shall be made only by way of Tenant's rear service door, if any, or the service delivery facilities designated by Landlord for Tenant's use. Landlord hereby grants to Tenant and Tenant's employees, invitees and licensees, the non-exclusive right, during the Term, to use, in common with others entitled to the use thereof, the service delivery facilities most immediately adjacent to the Premises, subject to the terms and conditions of this Lease and any reasonable rules and regulations as Landlord may from time to time or at any time promulgate hereunder. Tenant may receive and unload merchandise shipments during regular business hours provided Tenant conducts such activities, (i) being careful and aware of pedestrian and parking area safety, and (ii) by prompt unloading and removal of the delivery vehicle from other tenant's storefronts.

         12.5. Tenant Parking. Tenant and its officers, employees, agents and contractors shall park their motor vehicles only in that portion of the Parking Area which Landlord shall from time to time designate hereunder and shall not park in primary customer parking locations. Tenant shall not at any time park, or permit the parking, of motor vehicles in truck passageways or adjacent to any service delivery facility so as to interfere in any way with the use thereof by others, nor shall Tenant at any time park, or permit the parking, of motor vehicles of its suppliers or vendors in the Parking Area.

         12.6. Changes to Shopping Center. Landlord shall have the right, at any time and from time to time: (i) to designate or improve any portion of the Shopping Center as Common Area and/or Parking Area; (ii) to change the shape, size, location, number and extent of the improvements shown on Exhibit A-1 (iii) to eliminate any property or improvements from the Shopping Center; and (iv) to add any property or improvements to the Shopping Center, including one or more parking decks or parking structures. Notwithstanding the above, Landlord shall not: (1) make changes to the Common Area that would materially and adversely affect the visibility of the Premises; (2) materially and adversely interfere with the conduct of Tenant's customary business; (3) construct a permanent kiosk within twenty-five (25) feet of the Premises; (4) reduce the number of parking spaces below the number required by the City in which the Shopping Center is located; (5) impose any charges or fees for parking; (6) make non-emergency material improvements to the Parking Areas during the month of December.

13.      ASSIGNMENT AND SUBLETTING
         -------------------------

         13.1. Landlord Consent Required. Tenant shall not assign this Lease, or any rights, duties or obligations hereunder, and Tenant shall not sublet all or any portion of the Premises, without Landlord's prior written consent, which shall not be unreasonably withheld or delayed, and then only upon and subject to the terms and conditions hereinafter set forth. In considering any request for consent to a proposed assignment or sublease, Landlord shall make its decision based on the standards and criteria set forth in Section 13.4. Prior to effectuating any such assignment or sublease, Tenant shall notify Landlord in writing of the name and address of the proposed assignee or sublessee, and deliver to Landlord with such notice a true and complete copy of the proposed assignment agreement or sublease, such other information or documents as may be necessary or appropriate to enable Landlord to determine the qualifications of the proposed assignee or sublessee and the compliance of such transaction with the requirements of this Article 13, and a request that Landlord consent thereto. Within thirty (30) days after the receipt of such written notice, Landlord shall either: (i) consent in writing to such proposed assignment or sublease, subject to the terms and conditions hereinafter set forth; or (ii) notify Tenant in writing that Landlord refuses such consent; or (iii) terminate this Lease with respect to the portion of the Premises which Tenant desires to assign or sublease. Upon such termination, the Fixed Minimum Rent then payable by Tenant to Landlord hereunder shall be reduced in the proportion that the number of square feet of Gross Leasable Area in such portion of the Premises bears to the total number of square feet of Gross Leasable Area of the Premises then leased by Tenant under this Lease.

         13.2. Rent. If Landlord consents to an assignment pursuant to Section 13.1, and such Use is no longer a Bank Use, then the Lease shall be amended to include a monthly percentage rent of Six (6.0%) of adjusted gross sales. At the time of consent, Landlord shall provide an amendment document which contains Landlord's standard language for Tenant to consider prior to concluding such assignment arrangement. Additionally, the Fixed Minimum Rent shall continue to be subject to adjustment pursuant to Section 4.1, based upon the same percentage increase as specified in, or would be determined pursuant to, Section 4.1. In addition, if Landlord consents to an assignment under Section 13.1, then at Landlord's sole election, all or any portion of the excess sums otherwise payable by Landlord to Tenant due to overpayments by Tenant of Common Area Maintenance Costs, shall be applied in payment of sums then due under this Lease from Tenant but not yet paid, in such order of priority as Landlord, in its sole discretion, may determine.

         13.3. Payment of Consideration to Landlord. If Landlord consents to any assignment or sublease hereunder, then Tenant shall pay to Landlord, immediately upon Tenant's receipt thereof, one-half (1/2) of any and all "consideration" (as defined below) received by Tenant on account of such transaction, howsoever the same may be denominated or characterized, to the extent that such consideration exceeds: (i) the unamortized cost of any leasehold improvements to the Premises made and paid for by Tenant; and (ii) in the case of subleases, the pro rata portion of the Fixed Minimum Rent and other charges payable by Tenant hereunder attributable to the sublet portion of the Premises, based on the Gross Leasable Area of the Premises and the Gross Leasable Area of the sublet portion of the Premises. As used herein, "consideration" includes any and all consideration received by Tenant on account of such assignment or subletting, but only to the extent that such consideration reflects or is attributable (either directly or indirectly) to the value of the Premises or Tenant's leasehold estate under this Lease, including rent and all other amounts payable in connection with such transaction, but specifically excluding the good will attributable to Tenant's business operations in the Premises, to the extent that such good will does not reflect the value of the Premises or Tenant's leasehold estate under this Lease. In the event of an assignment or subletting, Base rent shall increase to the greater of the Fixed Minimum Rent scheduled in Section 5 above or one hundred percent (100%) of the average Fixed Minimum Rent paid during the prior twenty-four (24) months. Tenant shall remain primarily liable for all provisions under the Lease.

         13.4. Parameters of Landlord's Consent. Landlord shall have the right to base its consent to any assignment or sublease hereunder upon such factors and considerations as Landlord reasonably deems relevant or material to the proposed assignment or sublease transaction and the best interest of the Shopping Center operations. Without limiting the generality of the foregoing, Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent to any assignment or sublease transaction hereunder if Tenant has not demonstrated that: (i) the proposed assignee or sublessee is financially responsible, with sufficient net worth and net current assets, properly and successfully to operate its business in the Premises and meet the financial and other obligations of this Lease; (ii) the proposed assignee or sublessee possesses sound and good business judgment, reputation and experience, and proven management skills in the operation of a business or businesses substantially similar to the uses permitted in the Premises under Section 5.1;
(iii) the use of the Premises proposed by such assignee or sublessee conforms to the permitted uses specified under Section 5.1 and otherwise conforms with Landlord's tenant-mix requirements then applicable to the Shopping Center; and
(iv) the assignment or sublease would not breach any covenant of Landlord respecting radius, location, use or exclusivity in any other lease, financing agreement or other agreement relating to the Shopping Center or contained in this Lease.

         13.5. Other Terms and Conditions. Each assignment or sublease to which Landlord consents shall be effected by an instrument in writing in form and substance reasonably satisfactory to Landlord, and shall be executed by both Tenant and the assignee or sublessee, as the case may be. Two (2) fully executed copies of such written instrument shall be delivered to Landlord concurrently with the consummation of such assignment or sublease transaction. Each assignee or sublessee in any assignment or sublease transaction hereunder shall agree in such written instrument to assume and be bound by all of the terms, covenants, conditions and obligations of this Lease. Every sublease shall be subject and subordinate to the provisions of this Lease. If Landlord consents to an assignment or sublease, Tenant shall remain liable for all its obligations and liabilities under this Lease, including the payment of Fixed Minimum Rent. No consent by Landlord to any modification, amendment or termination of this Lease, or extension, waiver or modification of payment or any other obligations under this Lease, or any other action of Landlord with respect to any assignee or sublessee, or the insolvency, bankruptcy or default of any such assignee or sublessee, shall affect the continuing liability of Tenant for its obligations and liabilities hereunder, and Tenant waives any defense arising out of or based thereon. Tenant shall reimburse Landlord for all reasonable costs and expenses incurred in connection with any proposed assignment or sublease transaction hereunder requiring Landlord's consent not to exceed Two Thousand Dollars ($2,000.00), including attorneys' fees and lease administration fees incurred by Landlord in connection with the processing and documentation of any requested assignment or subletting, regardless of whether such transaction is actually consummated. Landlord may also require, as a condition of any assignment or subletting, that Tenant not then have committed an uncured Event of Default.

         13.6. Landlord Rights and Remedies. Any assignment or sublease made without Landlord's prior written consent hereunder shall, at Landlord's sole election, be void and shall constitute an Event of Default by Tenant under this Lease. No consent to any assignment or sublease shall constitute a waiver of the provisions of this Article 13 with respect to any subsequent assignment or sublease, and each assignment or sublease by Tenant hereunder shall require Landlord's prior written consent pursuant to this Article 13. If Tenant purports to assign this Lease, or sublease all or any portion of the Premises, or permit any person or persons other than Tenant to occupy the Premises, without Landlord's prior written consent given hereunder, Landlord may collect rent from the person or persons then or thereafter occupying the Premises and apply the net amount collected to the Rent hereunder, but no such collection shall be deemed a waiver of this Article 13, or the acceptance of any such purported assignee, sublessee or occupant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.

         13.7. Scope of Assignment or Subletting.
               ---------------------------------

                  13.7.1. General. As used herein, an assignment or subletting includes the following: (i) if Tenant is a partnership, a transfer, voluntary or involuntary, of all or any part of any interest in such partnership, or the dissolution of the partnership, whether voluntary or involuntary; (ii) if Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the transfer, either by a single transaction or in a series of transactions, of a controlling percentage of the stock of Tenant, or the sale, by a single transaction of or series of transaction, within any one (1) year period, of corporate assets equaling or exceeding twenty percent (20%) of the total value of Tenant's assets, unless any such corporate change results from the trading of shares listed on a recognized public stock exchange and such trading is not for the purposes of acquiring effective control of Tenant; (iii) if Tenant is a trust, the transfer, voluntarily or involuntarily, of all or any part of the controlling interest in such trust; and (iv) if Tenant is any other form of entity, a transfer, voluntary or involuntary, of all or any part of any interest in such entity. As used herein, the phrase "controlling percentage" or "controlling interest" means the ownership of, and/or the right to vote, stock possessing at least fifty-one percent (51%) of the total combined interests in Tenant, or voting power of all classes of Tenant's capital stock issued, outstanding, and entitled to vote for the election of directors.

                  13.7.2. Permitted Transfers. Notwithstanding Section 13.1 or
         Section 13.7.1, Tenant shall have the right to assign its entire interest under this Lease, and Landlord shall not require consent thereto (provided that all of the conditions set forth in clauses (A) through (C) below shall be met), if such assignment is one of the following "Permitted Transfers": (i) an assignment in connection with the initial public offering of the stock of Tenant; (ii) an assignment in connection with the non-bankruptcy reorganization or merger of the corporate entity constituting the Tenant under this Lease, where substantially the same shareholders own substantially the same amounts and proportions of stock before and after such reorganization or merger; (iii) an assignment to a parent, subsidiary, affiliated company or successor company which acquires a majority interest in Tenant; (iv) or any Corporation into which or with which Tenant has merged or consolidated; (v) any Corporation which acquires all or substantially all of the assets of Tenant or the issued and outstanding shares of capital stock of Tenant, or a majority of Tenant' stores in the state in which the Shopping Center is located; or (vi) any partnership, the majority interest of which shall be owned by the parent of Tenant. However, the foregoing Permitted Transfers shall be exempt from the requirement of Landlord's consent only if all of the following conditions shall be met: (A) there shall be no change in the use or operation of the Premises or the format under which the Premises are operated; (B) the assignment would not breach any covenant of Landlord respecting radius, location, use or exclusivity in any other lease in, or financing agreement relating to, the Shopping Center, or contained in this Lease; and (C) Tenant shall have provided to Landlord all information to allow Landlord to determine, and Landlord shall have determined, that the proposed transfer is a Permitted Transfer which is exempt from the requirement of Landlord's consent. No transfer of the type described in this Section 13.7.2, or any other transfer, shall release Tenant of its obligations under this Lease.

         13.8. Encumbrances. Tenant shall not encumber, hypothecate or transfer as security (whether by conditional assignment or sublease, or otherwise) this Lease, or any Tenant's rights, duties or obligations hereunder.

14.      ACCESS
         ------

         14.1. Access to Premises. Landlord and its designees shall have the right to enter upon the Premises at all reasonable hours with prior notice (and in emergencies at all times with notice) without diminution or abatement of Rent or liability to Tenant: (i) to inspect the same or show the same to prospective lenders or buyers; (ii) to make repairs, improvements additions or alterations to the Premises, the Building or any property owned or controlled by Landlord (and for such purposes to erect scaffolding and other necessary structures where required by the character of the work to be performed, always providing the entrance to the Premises is not blocked thereby); (iii) to serve or post any notice required or permitted under the provisions of this Lease or by law; and
(iv) for any other lawful purposes. In exercising its right to Tenant's Lease Premises pursuant to the terms of this section, Landlord shall have due regard for the conduct of Tenant's business and shall not materially and unreasonably interfere with the conduct of such business. Tenant shall have the right to install locks on all doors provided such locks comply with all emergency exiting and the Americans with Disabilities Act (ADA) and similar state requirements. Tenant shall provide one (1) copy of all such keys to the Fire Department upon request of Landlord or the Fire Department for use in its Knox Box system.

         14.2. Excavations. If an excavation is made upon the land adjacent to the Premises or the Building, Tenant shall permit entry to the Premises by all persons performing such work as Landlord may deem necessary or appropriate to shore or underpin to preserve the Premises or the Building from injury or damage, or otherwise. Tenant shall have no claim against Landlord nor shall Landlord be liable for damages, indemnification or diminution. Tenant shall be allowed a prorated abatement of Rent payable hereunder if such disruption continues for more than fourteen (14) continuous days or involves more than ten percent (10%) of the Premises.

         14.3. Access for Prospective Tenants. For the period commencing the earlier of the required option notice period as specified in Section 3.6.2 herein or one hundred eighty (180) days prior to the end of the Term or Option Term, as the case may be, Landlord shall have access to the Premises to exhibit the same to prospective tenants.

15.      EMINENT DOMAIN
         --------------

         15.1. Entire or Substantial Taking. If the Premises or the Shopping Center, or any portion of or interest in either, is taken for any public or quasi-public use under any statute or by right of eminent domain, or by purchase in lieu thereof, so that in Landlord's or Tenant's judgment a reasonable amount of reconstruction of the Premises and/or Shopping Center will not result in the Premises being reasonably suited for Tenant's continued occupancy for the uses and purposes for which the Premises are leased, then written notice shall be given by the other party and this Lease shall terminate as of the date that possession of the Premises or Shopping Center, or part thereof, or interest therein is taken.

         15.2. Partial Taking. If any part of or interest in the Premises or the Shopping Center is so taken and the remaining part thereof or interest therein is, in Landlord's or Tenant's judgment, after reconstruction of the remaining Premises or Shopping Center, reasonably suitable for Tenant's continued occupancy for the purposes and uses for which the Premises are leased, then after giving written notice to the other party, this Lease shall, as to the part of the Premises so taken, terminate as of the date possession of such part is taken, and the Fixed Minimum Rent then in effect shall be reduced in the proportion that the Gross Leasable Area of the part taken (less any additions thereto by reason of any reconstruction) bears to the original Gross Leasable Area of the Premises. Landlord shall, at its own cost and expense, make necessary repairs or alterations to the remaining Premises and/or Shopping Center, so as to constitute the remaining Premises (or the Building) a complete architectural unit, provided that (i) the cost of such work does not exceed the amount of the award available to Landlord as a result of the taking unless Tenant elects by written notice to pay for all excess costs or if Tenant does not so elect and pay, the Lease will terminate as of the date possession of the portion of the Premises is taken; and (ii) the scope of such work shall not exceed that done by Landlord in originally constructing the Building and/or the Premises. A just part of the Fixed Minimum Rent shall be abated during such restoration to the extent that such restoration substantially interferes with the conduct of Tenant's business in the Premises.

         15.3. Disposition of Award. All compensation or damages awarded or paid for any taking hereunder shall belong to and be the property of Landlord, whether such compensation or damages are awarded or paid as compensation for diminution in value of the leasehold, the fee or otherwise, except that Landlord shall not be entitled to any award made to Tenant for loss of business or the unamortized cost of Tenant's stock, trade fixtures or leasehold improvements paid by Tenant. Tenant waives all right to any portion of the award belonging to Landlord hereunder, and grants to Landlord all of Tenant's rights therein. Nothing in this section shall preclude Tenant from seeking its own claim against the public or quasi-public authority for compensation and damages for the injuries and loss sustained by them as a result of the taking or acquisition.

         15.4. Further Assurance. Each party shall execute and deliver to the other all documents or instruments that may be necessary or appropriate to effectuate the provisions hereof.

         15.5. Tenant Waivers. Tenant hereby waives any right at law or in equity which it might have to terminate this Lease on account of any taking by condemnation or power of eminent domain affecting the Premises, the Building and/or the Shopping Center, including all rights under California Code of Civil Procedure Sections 1265.120 and 1265.130, and any similar or successor statues. In the event of such a taking, the rights, duties and obligations of the parties shall be governed solely by the applicable provisions of this Lease with respect thereto.

16.      DAMAGE OR DESTRUCTION
         ---------------------

         16.1. Landlord to Rebuild. If the Premises are damaged or destroyed by fire or other casualty insured under Landlord's casualty insurance carried under
Section 6.2, then Landlord shall repair the damaged or destroyed portions of the Premises, using reasonable diligence, unless Landlord elects not to repair as hereinafter provided. If such damage or destruction substantially interferes with the conduct of Tenant's business in the Premises, then a just part of the Fixed Minimum Rent shall be abated, to the extent of such interference reasonably attributable to such damage or destruction, until substantial completion of such repairs.

         16.2. Landlord's Options to Terminate. If (i) fifty percent (50%) or more of the Gross Leasable Area of the Building or the Shopping Center is damaged or destroyed by fire or other casualty insured under Landlord's casualty insurance carried under Section 6.2 (notwithstanding that the Premises may sustain no material damage), or (ii) the Building is damaged or destroyed by casualty so insured and the cost of repair or replacement equals or exceeds thirty-three percent (33%) of the actual replacement cost thereof, or (iii) the Premises, the Building and/or the Shopping Center, or any portion thereof, are damaged or destroyed in whole or in part from any cause or casualty, and Landlord does not actually receive insurance proceeds sufficient to fund the cost of repair and restoration, then, in any such event, Landlord may elect, in its sole discretion, to (a) repair or rebuild the damaged or destroyed portion of the Premises, Building or Shopping Center or (b) terminate this Lease by giving written notice of such termination to Tenant. Landlord shall make its election within thirty (30) days after any such damage or destruction. If Landlord elects to repair or rebuild, then it shall proceed with reasonable diligence to make such repairs or rebuilding. Unless Landlord elects to terminate this Lease hereunder, any damage or destruction to the Premises, the Building and/or the Shopping Center shall have no effect on this Lease and this Lease shall remain in full force and effect, the parties waiving the provisions of any statute or law to the contrary.

         16.3. Tenant's Option to Terminate. If the Premises is damaged or destroyed and such damage or destruction substantially interferes with the conduct of Tenant's business in the Premises and if Landlord cannot restore the Premises within the earlier of ninety (90) days after receipt of all required governmental permits and approvals or one hundred eighty (180) days from the date of the casualty, then Tenant shall have the right to immediately terminate this Lease by giving written notice of such termination to Landlord. If Landlord can restore the Premises within the time frame noted above, it shall notify Tenant in writing of that ability within ten (10) days after any such damage or destruction. In the event Landlord notifies Tenant that it will restore the Premises and such restoration is not completed within the time allowed under this Section 16.3 then, at Tenant's option, (i) Landlord shall refund to Tenant fifty percent (50%) of the rent paid from the date of said damage or destruction or (ii) Tenant may immediately terminate this Lease in writing.

         16.4. Extent of Landlord's Repair and Rebuilding Obligations. If Landlord elects to repair and rebuild hereunder, then its obligation for such repair and rebuilding shall be limited to a scope of work not exceeding the original scope of work for the portions of the Shopping Center repaired and reconstructed hereunder and Landlord's Work as set forth in Exhibit C. Landlord shall have sole control over all design and construction decisions with respect to such repair and rebuilding. All costs and expenses for such repair and rebuilding shall be borne by Landlord. If Landlord elects to repair and rebuild hereunder, then Tenant shall forthwith replace or repair all of Tenant's Work as set forth in Exhibit D, Tenant's signs, trade fixtures, equipment display cases and all other installations made or installed by Tenant under this Lease, regardless of whether paid for by Landlord or Tenant. Tenant shall prosecute its work of repair and reconstruction hereunder with all due diligence and shall re-open for business in the Premises at the earliest possible time after the event of damage or destruction, so that Landlord will be deprived of the benefits of Tenant's business operations in the Premises for as short a time as possible.

         16.5. Tenant Waivers. Tenant hereby waives any right at law or in equity which it might have to terminate this Lease on account of any damage or destruction to the Premises, the Building and/or the Shopping Center, including all rights under California Civil Code Sections 1932(2) and 1933(4), and any similar or successor statutes. In the event of any such damage or destruction, the rights, duties and obligations of the parties shall be governed solely by the applicable provisions of this Lease with respect thereto.

17.      WAIVER OF CLAIMS; INDEMNITY
         ---------------------------

         17.1. Waiver of Claims. Landlord shall not be liable to Tenant, or to any other person or entity, from or for any event, occurrence, act, neglect, omission, loss, damage, injury or death, inside the Premises, howsoever caused or whenever occurring except due to Landlord's negligence or willful misconduct, including damages occasioned by falling plaster, electricity, plumbing, gas, water, steam, sprinkler or other pipe and sewage system or by the bursting, running or leaking of any tank, washstand, closet or waste or other pipes in the Premises, damages occasioned by water being upon or coming through the roof, skylight, vent, trapdoor or otherwise of any portion of the Premises, or damages for any failure to furnish, or interruption of, service of any water, gas, electricity and/or telephone, except as otherwise provided herein, or caused by fire, accident, riot, strike, labor disputes, acts of God, or the making of or failure to make any repairs or improvements.

         17.2. Landlord's Indemnity.Except as provided in Section 17.1 of this Lease, Landlord shall indemnify, defend, protect and hold Tenant harmless from and against any and all claims, proceedings, damages, causes of action, liability, costs or expense (including attorneys' fees) arising from or in connection with or caused by any act, omission or negligence of Landlord or its contractors, licensees, invitees, agents, servants or employees, wheresoever the same may occur; or any accident, injury, death or damage to any person or property: (i) occurring in, on or about the Premises prior to the beginning of the Term (except if caused by an act or omission of Tenant, its agents or employees); (ii) occurring on the Premises during the Term if caused by any act or omission by Landlord or its agents or employees; (iii) arising out of any default by Landlord hereunder; or (iv) occurring in the Shopping Center, but outside the Premises which is not caused by Tenant, their respective contractors, licensees, invitees, agents, servants or employees.

         17.3. Tenant's Indemnity. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any and all claims, proceedings, damages, causes of action, liability, costs or expense (including attorneys'
fees) arising from or in connection with or caused by: (i) any act, omission or negligence of Tenant or any subtenant of Tenant, or their respective contractors, licensees, invitees, agents, servants or employees, wheresoever the same may occur; or (ii) any accident, injury, death or damage to any person or property occurring in, on or about the Premises, or any part thereof, except if caused by the gross negligence or willful misconduct of Landlord, its agents or employees.

18.      NOTICES
         -------

         18.1. Procedure. All notices, consents, waivers or other communications which this Lease requires or permits either party to give to the other shall be in writing and shall be given by personal delivery (including delivery by messenger or overnight courier service) or by certified mail, return receipt requested, postage prepaid, addressed to the parties as set forth below:

To Landlord:                 L&H Properties, LLC
                             c/o Pierson Company
                             1200 West Harris St.
                             Eureka, CA 95503
                             707-268-1800 Tel
                             707-268-1801 Fax
                             707-444-7314 After Hours Pager

To Tenant:                   North Valley Bank
                             Attn:  Scott R. Louis, EVP/Chief Operating Officer
                             300 Park Marina Circle (96001)
                             P.O. Box 994630
                             Redding, CA 96099-4630
                             (530) 226-2900 Tel
                             (530) 221-4877 Fax

Also To Tenant:              North Valley Bank
                             Attn:  Leo J. Graham, General Counsel
                             300 Park Marina Circle (96001)
                             P.O. Box 994630
                             Redding, CA 96099-4630
                             (530) 226-2924 Tel
                             (530) 221-4877 Fax

Either party may change its mailing address at any time by giving written notice of such change to the other party in the manner provided herein at least ten
(10) days prior to the date such change is effected. Rent and other charges required by this Lease to be paid by Tenant to Landlord shall be delivered to Landlord at Landlord's address set forth above or to such other address as Landlord may from time to time specify by written notice to Tenant. All notices under this Lease shall be deemed given, received, made or communicated on the date personal delivery is effected or, if mailed, on the delivery date or attempted delivery date shown on the return receipt.

         18.2. Multiple Tenants. If there is more than one (1) person or entity comprising Tenant, then all notices, consents, waivers or other communications under this Lease may be given by or to any one of such persons or entities, and when so served, shall have the same force and effect as if given or served upon each such person or entity, and each such person or entity hereby designates each other such person or entity as its agent for service of such notices in accordance herewith.

19.      DEFAULT AND REMEDIES
         --------------------

         19.1. Notice to Tenant. Upon the occurrence of any Event of Default, Landlord shall give Tenant written notice thereof, specifying the Event of Default and the provisions of this Lease breached by Tenant and Tenant shall have the right to cure such Event of Default within the time periods, if any, hereinafter specified.

                  19.1.1. Vacation or Abandonment. For vacation or abandonment of the Premises as defined in Sections 1 and 5.2, within thirty (30) days after Landlord's written notice.

                  19.1.2. Nonpayment of Money. For failure to pay Fixed Minimum Rent, Percentage Rent or any other charge or sum, within five (5) days after Landlord's written notice, unless Tenant has failed more than two
         (2) times during a given Lease Year timely to pay any Rent so that Landlord has been required to give notice hereunder, in which event no written notice or cure period shall thereafter be required or applicable during such Lease Year.

                  19.1.3. Other Obligations. For failure to perform any obligation, agreement or covenant under this Lease, other than nonpayment of monies, within thirty (30) days after Landlord's written notice, unless Tenant has defaulted in the performance of any obligation, agreement or covenant more than two (2) times during the Term for the same Event of Default and notice of such Event of Default has been given by Landlord in each instance, in which event no notice or cure period shall thereafter be required or applicable hereunder. Notwithstanding the foregoing 30-day period, if such obligation, agreement or covenant is of such a nature that it cannot be cured within thirty (30) days after Landlord's notice, then Tenant shall not be in default provided that it has commenced to perform such obligation, agreement or covenant within such 30-day period and is diligently pursuing performance thereof.

                  19.1.4. No Notice. No notice or cure period shall be required or applicable hereunder for any Event of Default based upon an assignment or subletting in violation of Article 13.

         19.2. Landlord's Remedies. On the occurrence of an Event of Default which Tenant fails to cure after notice and expiration of the cure period, if any, specified above, Landlord shall have the right: (i) to terminate this Lease and, at any time thereafter, recover possession of the Premises and, by any lawful means, expel and remove Tenant and any other person occupying the Premises, without prejudice to any of the remedies that Landlord may have under this Lease or at law or in equity; or (ii) to continue this Lease in effect for so long as Landlord does not terminate Tenant's right to possession, and enforce all Landlord's rights and remedies under this Lease, including the right to recover Fixed Minimum Rent as it becomes due, or relet the Premises at such rental and upon such terms and conditions as Landlord, in its sole discretion, may deem advisable. Acts of maintenance, preservation or efforts to lease the Premises, the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease, or re-entry or taking of possession of the Premises by Landlord, shall not constitute an election to terminate Tenant's right to possession unless specific written notice of such termination is given to Tenant. Upon Landlord taking possession of the Premises, Landlord may store any abandoned property of Tenant located in the Premises and not removed by Tenant within five (5) days of taking possession, in a public warehouse or elsewhere at Tenant's expense or otherwise dispose of such property in the manner provided by law. If Landlord does not terminate this Lease hereunder, then Tenant shall continue to pay currently all amounts payable by Tenant under this Lease, together with the cost of obtaining possession of and reletting the Premises, any repairs and alterations necessary to prepare the Premises for reletting, and brokerage commissions and reasonable attorneys' fees incurred in connection therewith, less the rents, if any, received from such reletting. Any and all monthly deficiencies so payable by Tenant shall be paid on each due date for Fixed Minimum Rent. Notwithstanding any reletting without termination, Landlord may at any time thereafter elect to terminate this Lease.

         19.3. Damages Upon Termination. If Landlord terminates this Lease pursuant to Section 19.2, then Landlord may exercise all rights and remedies available to a landlord at law or in equity, including the right to recover from
Tenant: (i) the worth at the time of award of the unpaid Rent and other amounts payable by Tenant hereunder which had been earned at the time of termination;
(ii) the worth at the time of award of the amount by which the unpaid Rent and such other amounts which would have been earned after termination until the time of the award exceeds the amount of loss of Rent and such other amounts that the Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent and such other amounts for the balance of the term after the time of the award exceeds the amount of loss of Rent and such other amounts that the Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in clauses (i) and (ii) shall be computed with Interest. The "worth at the time of award" of the amount referred to in clause (iii) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, California, plus one percent (1%). As used herein, "time of award" shall mean either the date upon which Tenant pays to Landlord the amount recoverable by Landlord as hereinabove set forth, or the date of entry of any determination, order or judgment, of any court or other legally constituted body determining the amount recoverable, whichever first occurs.

         19.4. Computation of Rent and Other Amounts for Purposes of Default. For purposes of Section 19.3, unpaid Rent and other amounts which would have accrued and become payable under this Lease shall consist of the sum of: (i) the total Fixed Minimum Rent for the balance of the Term, plus (ii) a computation of Taxes and Common Area Maintenance Costs for the balance of the Term, the assumed Taxes and Common Area Maintenance Costs for the Lease Year in which the Event of Default occurs and each future Lease Year to be equal to the Taxes and Common Area Maintenance Costs for the Lease Year prior to the Lease Year in which the Event of Default occurs, compounded at a per annum rate equal to the mean average rate of inflation for the preceding five (5) Lease Years as determined by the CPI.

         19.5. Waiver of Statutory Notice Periods. The notice periods after Events of Default specified in Section 19.1 shall be exclusive of any other notice period provided by law with respect to any such Event of Default, and Tenant hereby waives any right under law to any other notice period now or hereinafter enacted.

         19.6. Landlord's Right to Perform on Tenant's Breach. In addition to any other right or remedy of Landlord hereunder, upon the occurrence of an Event of Default and without waiving or releasing Tenant from any obligation of Tenant hereunder, Landlord may (but shall not be required to) cure such Event of Default for the account of Tenant after Tenant's failure to cure within the time set herein. Landlord shall not be responsible or liable to Tenant for any loss or damage that may be caused to Tenant's stock or business by reason of effecting cure hereunder. All sums paid by Landlord and all costs and expenses incurred by Landlord in connection with such cure (including attorneys' fees), together with Interest thereon from the respective dates of Landlord's incurrence of each item of cost or expense, shall be payable by Tenant on demand.

         19.7. Receiver. If a receiver is appointed in any action by Landlord against Tenant on account of any Event of Default, such receiver may take possession of any personal property belonging to Tenant and used in the business conducted on the Premises, and the entry or possession by such a receiver shall not constitute an eviction of Tenant from the Premises or any portion thereof. Tenant shall indemnify, defend, protect and hold Landlord harmless from any damages, causes of action, liability, cost or expense (including reasonable attorneys' fees) arising out of or in connection with the entry by such receiver and the taking of possession of the Premises and/or such personal property. Neither the application for the appointment of such receiver, nor the appointment itself, shall constitute an election on Landlord's part to terminate this Lease, unless written notice of such election is given by Landlord to Tenant hereunder.

         19.8. Landlord's Defaults.
               -------------------

                  19.8.1. Notice and Cures; Landlord's Liability. If Landlord fails to perform any of its obligations under this Lease, then Tenant shall give Landlord thirty (30) days written notice thereof, specifying with particularity the breach claimed by Tenant. Landlord shall have the right to cure such breach during the 30-day period following receipt of Tenant's notice hereunder, unless such breach cannot reasonably be cured within such 30-day period, in which event Landlord shall not be in default under this Lease if Landlord commences such cure within such 30-day period and thereafter diligently prosecutes the same to completion. If the Premises, or any portion thereof, are at any time subject to any mortgage or a deed of trust, Tenant shall serve on the mortgagee or beneficiary thereunder concurrent copies of any notice of default served on Landlord hereunder, provided Tenant has been given such Mortgagee's notice address. If Landlord fails to cure any noticed breach hereunder within the time period provided in this Section 19.8.1, then any such mortgagee or beneficiary shall have an additional thirty (30) days within which to cure Landlord's breach, plus such reasonable additional time as may be necessary to perfect such mortgagee's or beneficiary's rights and remedies under its mortgage or deed of trust (including foreclosure proceedings or the appointment of a receiver) and complete cure in fact. If and when such mortgagee or beneficiary has rendered performance on behalf of Landlord, Landlord's breach shall be deemed cured, and if for any reason Landlord's breach is not susceptible of cure, it shall nevertheless be deemed cured upon such mortgagee's or beneficiary's taking of possession of Landlord's interest in the Premises. Notwithstanding anything to the contrary under applicable law, Tenant shall have no right to terminate this Lease during the notice and cure periods hereunder. If Landlord fails to cure its breach hereunder (or such breach is not cured by a mortgagee or beneficiary as herein specified), then Landlord shall be liable to Tenant only for Tenant's direct damages caused thereby and Tenant waives any rights to recover consequential damages on account thereof.

                  19.8.2. Limitations on Tenant's Remedies. Landlord shall never be personally liable under this Lease; Tenant shall look solely to Landlord's interest in the Shopping Center for any recovery of damages for any breach by Landlord of this Lease, or any recovery of any judgment from Landlord. None of the members comprising Landlord (whether partners, shareholders, officers, directors, trustees, employees, beneficiaries or otherwise) shall ever be personally liable for any such judgment. There shall be no levy of execution against any assets of Landlord, other than the Shopping Center, or the assets of such members on account of any liability of Landlord hereunder. Tenant hereby waives any right of recovery or satisfaction of any judgment against Landlord or its members, except as to Landlord's interest in the Shopping Center as herein specified, except Tenant may bring any action at law or equity or under this Agreement to require Landlord to specifically perform the terms of this Agreement or to obtain injunctive relief in order to enforce the terms of this Agreement. Said judgment may be enforced against Landlord so as to require Landlord to comply with the terms of this Agreement.

         19.9. Waiver; Remedies Cumulative. Failure of either party to declare an Event of Default immediately upon the occurrence thereof, or delay in taking any action in connection therewith, shall not waive such Event of Default unless such delay shall make a reversal of such action unfeasible, but the party declaring such Event of Default shall have the right to declare any such Event of Default at any time thereafter. No waiver by Either party of an Event of Default, or any agreement, term, covenant or condition contained in this Lease, shall be effective or binding on the other party unless made in writing and no such waiver shall be implied from any omission by Either party to take action with respect to such Event of Default or other such matter. No express written waiver by Either party of any Event of Default, or other such matter, shall affect or cover any other Event of Default, matter or period of time, other than the Event of Default, matter and/or period of time specified in such express waiver. One or more written waivers by Either party of any Event of Default, or other matter, shall not be deemed to be a waiver of any subsequent Event of Default, or other matter, in the performance of the same provision of this Lease. Acceptance of Rent by Landlord hereunder shall not, in and of itself, constitute a waiver of any Event of Default or of any agreement, term, covenant or condition of this Lease, except as to the payment of Rent so accepted, regardless of Landlord's knowledge of any concurrent Event of Default or matter. All of the remedies permitted or available to Either party under this Lease, or at law or in equity, shall be cumulative and not alternative unless waived herein; invocation of any such right or remedy shall not constitute a waiver or election of remedies with respect to any other permitted or available right or remedy.

         19.10. Interest. Any sum due and payable to Landlord or Tenant under the terms of this Lease which is not paid when due shall bear Interest from the date when the same becomes due and payable by the provisions hereof until paid unless stated otherwise in this Lease.

         19.11. No Accord and Satisfaction. No payment by Tenant, or receipt by Landlord, of a lesser amount than the Rent herein provided shall be deemed to be other than on account of the earliest Rent due and payable hereunder, nor shall any endorsement or statement on any check, or letter accompanying any check or payment, as Rent be deemed an accord and satisfaction. Landlord may accept any such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other right or remedy provided in this Lease.

         19.12. Waiver of Right of Redemption. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future law in the event Tenant is evicted or dispossessed from the Premises for any cause, or in the event Landlord obtains possession of the Premises by reason of the commission by Tenant of an Event of Default or otherwise.

20.      SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT; ESTOPPEL CERTIFICATES
         --------------------------------------------------------------------

         20.1. Subordination. This Lease, and all of Tenant's rights and interest in the leasehold estate hereunder, shall be subject and subordinate to any mortgages or deeds of trust that now encumber, or may hereafter be placed upon, the Premises, and to the rights of the mortgagees or beneficiaries thereunder, any and all advances made or to be made thereunder, the interest thereon, and all modifications, renewals, replacements and extensions thereof. If any such mortgagee or beneficiary so elects in writing, then this Lease shall be superior to the lien of the mortgage or deed of trust held by such mortgagee or beneficiary, whether this Lease is dated or recorded before or after such mortgage or trust deed. Upon request, Tenant shall promptly execute and deliver to Landlord, or any such mortgagee or beneficiary, any reasonable documents or instruments required by any of them to evidence subordination of this Lease hereunder or to make this Lease prior to the lien of any mortgage or deed of trust as herein specified. If Tenant fails or refuses to do so within fifteen
(15) days after written request therefor by Landlord or such mortgagee or beneficiary, then Landlord can execute such subordination on behalf of Tenant as its Attorney In Fact and such action shall in no way affect the validity or enforceability of the subordination to or by the mortgage or deed of trust held by such mortgagee or beneficiary. As used herein, the terms "mortgage" and "deed of trust" include any sale and leaseback transaction in which Landlord sells and simultaneously leases back all or any portion of its interest in the Shopping Center. Provided Tenant subordinates to a mortgagee or beneficiary under a security instrument, Tenant attorns to any purchaser or transferee pursuant to
Section 20.2, and is not in default under this Lease, the mortgagee or beneficiary or its successor in interest under a security instrument shall not disturb Tenant's possession of the Premises.

         20.2. Attornment by Tenant. Upon enforcement of any rights or remedies under any mortgage or deed of trust to which this Lease is subordinated (including proceedings for judicial foreclosure or a trustee's sale pursuant to a power of sale, or deed in lieu of foreclosure delivered by Landlord to the mortgagee or beneficiary thereunder), Tenant shall, at the election of the purchaser or transferee under such right or remedy, attorn to and recognize such purchaser or transferee as Tenant's landlord under this Lease. Tenant shall execute and deliver any reasonable document or instrument required by such purchaser or transferee confirming the attornment hereunder.

         20.3. Subordination to Covenants and Easements. If the Shopping Center is now or hereafter governed or burdened by any easements, covenants, conditions and/or restrictions of record agreed to, granted and/or imposed by Landlord and/or any other third party (including a "REA"), then this Lease, and all of Tenant's rights and interest in the leasehold estate hereunder, is and shall be subject and subordinate thereto and to any and all amendments or modifications at any reasonable time made thereto. Tenant shall promptly upon request execute and deliver to Landlord any documents or instruments required to evidence the subordination of this Lease hereunder. If Tenant fails or refuses to do so within fifteen (15) days after written request therefor by Landlord, then Landlord can execute such subordination on behalf of Tenant as its Attorney in Fact, which shall in no way affect the validity or enforceability of this subordination as herein specified.

         20.4. Estoppel Certificates. Tenant shall, at any time and from time to time, upon not less than fifteen (15) days' prior written request by Landlord, execute, acknowledge and deliver to Landlord, or Landlord's designee, a statement in writing certifying: (i) the date of this Lease, and that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same are in full force and effect as modified and stating the date[s] and identifying the nature of the modification[s]); (ii) the amounts of pre-paid Rent and other charges (if any) and the dates to which such Rent and other charges have been paid, if applicable; (iii) and confirming Tenant's acceptance of the Premises and the Term Commencement Date; (iv) that Tenant is not in default under this Lease, that no notice has been received by or delivered to Tenant of any Event of Default which has not been cured, except as to Events of Default specified in the certificate, and that no event has occurred which but for the giving of required notice or expiration of an applicable grace period would constitute an Event of Default by Tenant under this Lease; (v) that Landlord is not in default in the performance of any of its obligations under this Lease, that Tenant has given no notice of default to Landlord and that no event has occurred which but for the giving of required notice or expiration of an applicable grace period would constitute a default by Landlord hereunder; and
(vi) such other matters as may be requested by Landlord or any designee of Landlord. Any statement delivered pursuant to this Section 20.4 may be relied upon by any prospective purchaser, encumbrancer, mortgagee, or assignee of any encumbrancee or mortgagee, of the Premises or the Shopping Center, or any portion of or interest in either. Upon not less than fifteen (15) days' prior written request by Landlord, Tenant shall execute, acknowledge and deliver to any lender supplying financing to the Shopping Center, or any portion thereof or interest therein, an estoppel certificate on such lender's standard form. If Tenant fails or refuses to give a statement or certificate within the time provided hereunder after proper notice and request, then the information contained in such statement or certificate shall be deemed correct for all purposes and Landlord can execute such statement or certificate on behalf of Tenant as its Attorney In Fact.

21.      SECURITY DEPOSIT
         ----------------

         21.1. Amount. If Tenant commits any Event of Default, including the non-payment of Rent due hereunder, Landlord may use, apply or retain the whole or any part of the Security Deposit for the payment of any Rent in default, or for any other sum which Landlord may expend or incur by reason of such Event of Default, but such Security Deposit shall in no event be construed as liquidated damages. Should Tenant faithfully and fully comply with all of the terms, provisions, covenants and conditions of this Lease, the Security Deposit, or any balance thereof then remaining, shall be returned to Tenant or, at the option of Landlord, to the last assignee of Tenant's interest in this Lease, at the expiration of the Term. Landlord shall not be required to segregate the Security Deposit from Landlord's general funds; Landlord's obligations with respect to the Security Deposit shall be those of a debtor and not a trustee, and Tenant shall not be entitled to any interest on the Security Deposit. Invocation by Landlord of its rights hereunder shall not constitute a waiver of nor relieve Tenant from any liability or obligation for any Event of Default.

         21.2. Restoration of Security Deposit. If the Security Deposit, or any portion thereof, is appropriated and applied by Landlord as provided in Section 21.1, Tenant shall, within five (5) days after receipt of written demand by Landlord, remit to Landlord a sufficient amount in cash to restore the Security Deposit to the original sum.

         21.3. Transfer by Landlord. If Landlord conveys or transfers its interest in the Premises and, as a part of such conveyance or transfer, assigns its interest in this Lease and Security Deposit, or any portion thereof not previously applied, the Security Deposit shall be transferred to Landlord's successor, and Landlord shall be released and discharged from any further liability to Tenant with respect to such Security Deposit.

22.      SURRENDER OF PREMISES ON TERMINATION
         ------------------------------------

         22.1. Condition of Premises. On the last day or sooner termination of the Term, Tenant shall quit and surrender the Premises to Landlord, broom clean, in good order, condition and repair as required by Section 9.2, together with all alterations, additions and improvements made in, to or on the Premises, except movable furniture and Tenant's trade fixtures installed at the expense of Tenant, except that Tenant shall ascertain from Landlord within thirty (30) days before the end of the Term whether Landlord desires to have the Premises, or any part or parts thereof, restored to the condition in which the Premises were delivered to Tenant, or to their condition prior to making any alteration, addition or improvements thereto, and if Landlord shall so desire, then Tenant shall, at Tenant's sole cost and expense, so restore the Premises, or such part or parts thereof, before the end of the Term. On or before the end of the Term, Tenant shall remove all its personal property from the Premises, and all property of Tenant not removed hereunder shall be deemed, at Landlord's option, to be abandoned by Tenant and Landlord may store such property in Tenant's name at Tenant's expense, and/or dispose of the same in any manner permitted by law. Tenant shall repair any and all damage to the Premises caused by Tenant's removal of its furniture, trade fixtures or property hereunder. If the Premises are not surrendered as of the end of the Term in the manner and condition herein specified, Tenant shall indemnify, defend, protect and hold Landlord harmless from and against all loss, liability, cost or expense (including reasonable attorneys' fees) resulting from or caused by Tenant's delay or failure in so surrendering the Premises, including any claims made by any succeeding tenant due to such delay or failure.

         22.2. Effect of Surrender on Subleases. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination of this Lease prior to the expiration of the Term, shall not work a merger and shall, at the sole option of Landlord, either terminate any or all existing subleases or subtenancies, or operate as an assignment to it of all or any such subleases or subtenancies.

23.      SALE OF PREMISES BY LANDLORD
         ----------------------------

In the event of any sale or exchange by the Landlord of its interest in the Premises and assignment by Landlord of this Lease, Landlord shall be released and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease accruing after the consummation of such sale or exchange and assignment.

24.      BROKERS
         -------

Landlord shall pay all broker commissions to the following brokers for bringing about the execution and delivery of the Lease. Tenant warrants and represents that Tenant has not had any dealings with any realtor, broker or agent, other than Mr. Greg Pierson of Pierson Company, in connection with the negotiation of this Lease and shall pay, indemnify, defend, protect and hold Landlord harmless from and against any cost, expense or liability (including attorneys' fees) on account of or in connection with any compensation, commissions or charges claimed by any other realtor, broker or agent with respect to this Lease and/or the negotiation thereof.

25.     HAZARDOUS MATERIALS
        -------------------

         25.1. Landlord's Obligations.
               ----------------------

                  25.1.1. Landlord's Representations. Landlord represents that it has no knowledge of Hazardous Materials on, under or about the Premises or Shopping Center. Except as expressly set forth in this Lease, Landlord is making no representations or warranties to Tenant with respect to the presence or absence of Hazardous Materials on, under or about the Premises or any property adjacent to the Premises or the Shopping Center. Landlord will allow Tenant to conduct and pay for a written Limited Phase I Environmental Site Assessment and Asbestos Survey Report of the Premises and Shopping Center prepared by a certified testing company or, upon written request by Tenant, Landlord will provide the most recent copy of such report for Tenant's review within fifteen (15) days of receipt of Tenant's request, not to be requested more frequently than once in any twelve (12) month period. This Section may not be construed to require that Landlord obtain such a report, and Landlord's choice to obtain such a report shall be in Landlord's sole discretion.

                  25.1.2. Indemnification. If a Release is caused or permitted by Landlord or its agents, employees or contractors, and results in contamination of the Premises or the Shopping Center or if contamination is present prior to the Commencement Date, then Landlord shall indemnify, defend, protect and hold Tenant, its employees, agents, partners, partners of partners, officers and directors, harmless from and against any and all claims, actions, suits, proceedings, losses, costs, damages, liabilities (including without limitation sums paid in settlement of claims), deficiencies, fines, penalties, punitive damages or expenses (including, without limitation, reasonable attorneys' fees and consultants' fees, investigation and laboratory fees, court costs and litigation expenses) which arise during or existed before the Term as a result of such breach or contamination. This indemnity shall include, (i) any damage, liability, fine, penalty, punitive damage, cost or expense arising from or out of any claim, action, suit or proceeding for personal injury (including sickness, disease, or death), tangible property damage, nuisance, pollution, contamination, leak, spill, Release or other effect on the environment, and (ii) the cost of any required and necessary investigation, repair, clean-up, encapsulation, treatment or detoxification of the Premises or the Shopping Center and the preparation and implementation of any closure, disposal, remedial or other required actions in connection with the Premises or the Shopping Center.

         25.2. Tenant's Obligations.
               --------------------

                  25.2.1. Covenants. If Tenant obtains knowledge of the actual or suspected Release of Hazardous Materials on, about, under or in the Premises or the Shopping Center, then Tenant shall promptly notify Landlord of same. Neither Tenant nor its agents, employees or contractors, shall cause or permit Hazardous Materials to be brought upon, kept or used in, on, or about the Premises or the Shopping Center other than those products carried by Tenant in the normal course of its business activities, provided such products are stored, used or disposed of as intended and in keeping with federal and state laws applicable in the jurisdiction where the Shopping Center is located. Tenant shall immediately notify Landlord of any inquiry, test, investigation or enforcement proceeding by or against Tenant involving the Premises and/or the Shopping Center and a Hazardous Material.

                  25.2.2. Indemnification. If Tenant breaches any obligation set forth in this Article or if a Release is caused or permitted by Tenant or its agents, employees or contractors, and results in contamination of the Premises or the Shopping Center, then Tenant shall indemnify, defend, protect and hold Landlord, its employees, agents, partners, partners of partners, officers and directors, harmless from and against any and all claims, actions, suits, proceedings, losses, costs, damages, liabilities (including without limitation sums paid in settlement of claims), deficiencies, fines, penalties, punitive damages or expenses (including, without limitation, reasonable attorneys' fees and consultants' fees, investigation and laboratory fees, court costs and litigation expenses) which arise during or after the Term as a result of such breach or contamination. This indemnity shall include, without limitation (i) any damage, liability, fine, penalty, punitive damage, cost or expense arising from or out of any claim, action, suit or proceeding for personal injury (including sickness, disease, or death), tangible property damage, nuisance, pollution, contamination, leak, spill, Release or other effect on the environment, and (ii) the cost of any required or necessary investigation, repair, clean-up, treatment or detoxification of the Premises or the Shopping Center and the preparation and implementation of any closure, disposal, remedial or other required actions in connection with the Premises or the Shopping Center.

26.      GENERAL PROVISIONS
         ------------------

         26.1. No Partnership. Nothing contained in this Lease shall be deemed or construed by the parties or by any third person to create the relationship of principal and agent, or of partnership, or of joint venture, or of any association between Landlord and Tenant, and neither the method of computation of Rent, nor any other provision contained in this Lease, nor any acts of the parties shall be deemed to create any relationship between Landlord and Tenant, other than the relationship of landlord and tenant.

         26.2. Binding on Successors. Subject to the provisions of Article 13 regarding assignment and subletting by Tenant, all of the provisions, terms, covenants and conditions of this Lease shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors and assigns.

         26.3. Attorneys' Fees. If either party brings any action or proceeding against the other (including any cross-complaint, counterclaim or third party claim) to enforce or interpret this Lease, or otherwise arising out of this Lease, the prevailing party in such action or proceeding shall be entitled to its costs and expenses of suit, including reasonable attorneys' fees and accountants' fees, which shall be payable whether or not such action or proceeding is prosecuted to judgment. "Prevailing party" within the meaning of this Section 26.3 shall include a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

         26.4. Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State in which the Shopping Center is located.

         26.5. Force Majeure. If either party is delayed in the performance of any covenant of this Lease because of acts of the other party, unusual action of the elements, war, riot, strikes, lockouts, labor disputes, inability to procure or general shortage of labor or materials in the normal channels of trade, or delay in governmental action or inaction where action is required, (financial inability, imprudent management or negligence excepted) then such performance shall be excused for the period of the delay and the period of such performance shall be extended for a period equivalent to the period of such delay, except that the foregoing shall in no way affect or apply to (i) Tenant's obligation to pay Rent or Tenant's or Landlord's obligation to pay any other sums or amounts hereunder, or (ii) the length of the Term. Nothing herein contained shall excuse a party from exercising all due diligence and taking all necessary actions possible under the circumstances to terminate any delaying cause herein specified at the earliest feasible time.

         26.6. Construction and Interpretation. Except in Article 1 ("Definitions"), the headings or titles to the Articles and Sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof. The use in this Lease of the words "including," "such as" or words of similar import when following any general term, statement or matter shall not be construed to limit such statement, term or matter to the specific items or matters, whether or not language of non-limitation such as "without limitation" is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such statement, term or matter. References to a "month" or "months" refer to whole or partial calendar months during the Term. All provisions of this Lease have been negotiated by Landlord and Tenant at arm's length and neither party shall be deemed the scrivener of this Lease. This Lease shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective parties as Landlord or Tenant.

         26.7. Entire Agreement; Amendment. This Lease, together with the Exhibits hereto, contains all the representations and the entire understanding between the parties with respect to the subject matter hereof. The Exhibits to this Lease are fully incorporated herein by reference. Any prior negotiations, correspondence, memoranda, agreements, representations or warranties are replaced in total by this Lease and the Exhibits hereto. All reliance with respect to representations and warranties is solely upon the representations and warranties contained in this Lease. This Lease may be modified or amended only by an agreement in writing signed by each of the parties.

         26.8. References. All references herein to a given Article, Section, subsection or Exhibit refer to the Articles, Sections, subsections and Exhibits of this Lease. References to a party or parties shall refer to Landlord or Tenant, or both, as the context may require.

         26.9. Warranty of Authority. Landlord and Tenant warrant and represent to the other party that each party has the full right, power and authority to enter into this Lease and has obtained all necessary consents and approvals from its partners, officers, board of directors or other members required under the documents governing its affairs in order to consummate the Lease transaction contemplated hereby. The persons executing this Lease on behalf of Tenant and Landlord have the full right, power and authority so to do and affirm the foregoing warranty on behalf of the parties and on their own behalf.

         26.10. Severability. If any term or provision of this Lease, or the application thereof to any person or circumstance, shall be invalid or unenforceable, then the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby.

         26.11. Tenant Signatures in Connection with Financing. If Landlord finances the construction of improvements on and to the Shopping Center, or otherwise procures financing secured by the Shopping Center, or any portion thereof or interest therein, then Tenant shall upon written request of Landlord, promptly and without charge, execute a Tenant's Estoppel Certificate as required under Section 20.

         26.12. Other Tenancies. Landlord reserves the absolute right to effect such other tenancies in the Shopping Center as Landlord, in the exercise of its sole discretion, determines may best promote the interests of the Shopping Center, except Landlord may not violate Tenant's exclusive use provisions as found in this Lease. Landlord does not warrant, represent or covenant, expressly or impliedly, that any specific lease or leases now or hereafter in effect between Landlord and any third parties will be continued in effect for any period of time, that any other tenant or tenants, or owner, shall during the Term continue to occupy any space in the Shopping Center; Tenant, in entering into this Lease, has not relied upon the continued existence or operation of any other tenant or tenants or owner within the Shopping Center, notwithstanding any other lease or leases in existence at the time of execution hereof or commencement of the Term.

         26.13. Time of Essence. Time is of the essence with respect to the performance of each of the covenants and agreements contained in this Lease.

         26.14. Peaceable and Private Enjoyment. If Tenant shall not be in default beyond any applicable grace period, Landlord agrees to permit the Tenant to peaceably and quietly have and enjoy the use of the Premises and Common Areas for the purpose and for the term aforesaid. In addition, Landlord agrees to make reasonable efforts to not materially impede Tenant's access and to allow Tenant the ability to conduct business during normal business hours with substantially the same peaceable and private enjoyment during any repairs, maintenance, or improvements being undertaken by Landlord.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date and year first above written.


By Landlord:

L&H PROPERTIES, LLC

/s/ Henry E. Pierson                3/6/08
---------------------------------   ---------
Henry E. Pierson, President         Date




By Tenant:

NORTH VALLEY BANK

/s/ Michael J. Cushman              3/5/08
---------------------------------   ---------
Michael J. Cushman, President/CEO   Date

                                   EXHIBIT A-1
                          Site Plan of Shopping Center
                                    11/08/07

                                [GRAPHIC OMITTED]

NOTE: Designation of occupants is not a representation regarding future occupancies.


                               Exhibit A-1 Page 1

                                   EXHIBIT A-2
                               Detail of Premises
                                    11/08/07
                                [GRAPHIC OMITTED]




                               Exhibit A-2 Page 1

                                    EXHIBIT B
                      Legal Description of Shopping Center
                                    07/23/04




PARCEL ONE

BEGINNING at the point at which the North line of Harris Street as same is shown on the official surveys and monuments of the City of Eureka, intersects the East line of Central Avenue, as described in the deed to the City of Eureka, recorded in Book 770 of Official Records, page 159;

thence Northerly along the East line of said Central Avenue, 528.41 feet to Henderson Street; thence Easterly along Henderson Street, 604.10 feet to a point 343 feet West of Spring Street; thence South parallel with Spring Street about 845 feet to the North line of said Harris Street; and thence West along the North line of said Harris Street, 430.72 feet to the point of beginning.

PARCEL TWO

Rights for vehicular access over and across openings to Harris and Henderson Streets, as conveyed to Ernest L. Pierson and wife, by instrument recorded April 22, 1965, Book 833, Official Records, page 337, and by instrument recorded March 16, 1966, Book 875, Official Records, page 366.

Assessor's Parcel No: 008-172-04



                                Exhibit B Page 1

                                    EXHIBIT C
                             Landlord's Work Letter
                                    11/08/07

         This Exhibit is attached to and made a part of the Lease by and between L & H Properties ("Landlord"), and North Valley Bank ("Tenant"), for space in the Eureka Mall in Eureka, California.

         As used in this Work Letter, the Premises, Building and Project shall be deemed to have the meanings as initially defined in the attached Lease.

         1. This Work Letter shall set forth the obligations of Landlord with respect to the improvements to be performed in the Premises for Tenant's use. All improvements described in this Work Letter to be constructed in and upon the Premises by Landlord are hereinafter referred to as the "Landlord Work." Landlord shall enter into a direct contract for the Landlord Work with a general contractor selected by Landlord. There shall be no cost to Tenant for the Landlord Work. Landlord shall have the right to select any subcontractors used in connection with the Landlord Work.

         2. Landlord shall be solely responsible for the timely preparation and submission to Tenant of the final architectural, electrical and mechanical construction drawings, plans and specifications (called "Plans") necessary to construct the Landlord Work, which plans shall be subject to approval by Tenant and Tenant's architect and engineers.

         3. If Tenant shall request any change, addition or alteration in any of the Plans after approval by Tenant, Landlord shall have such revisions to the drawings prepared, and Tenant shall reimburse Landlord for the cost thereof, plus any applicable state sales or use tax thereon, upon demand, including an administrative mark up of ten (10%) percent. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost which will be chargeable to Tenant by reason of such change, addition or deletion. Tenant, within five (5) business days, shall notify Landlord in writing whether it desires to proceed with such change, addition or deletion. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested change, addition or alteration. If such revisions result in higher actual construction costs which increase Landlord's cost of construction, Tenant shall pay such excess costs, plus any applicable state sales or use tax thereon, upon demand.

         4. Following approval of the Plans by Tenant, Landlord shall cause the Landlord Work to be constructed in accordance with the approved Plans. Landlord shall notify Tenant of substantial completion of the Landlord Work. Unless agreed upon by the parties in writing, the Landlord Work shall consist of the minimum following requirements:

         (a) All required building permits and government approvals for the Premises and Building required for Landlord's Work;

                                Exhibit C Page 1

         (b) Complete exterior shell, curbing, asphalt, landscaping and all other requirements per City of Eureka code;

         (c)      Electrical panel, in a size to be determined by the parties;

         (d) Plumbing rough-in, including water and sewer lines. Rough in shall be limited to all in-slab plumbing lines and setting the meters and bringing the water and sewer from the City's line to inside the building, ready for Tenant's distribution;

         (e) Gas line rough-in. Rough in shall be limited to setting the meter and bringing the gas line stubbed into the building;

         (f) Roof mounted HVAC unit, ready for Tenant to connect, distribute, startup and control;

         (g)      Concrete slab ready for Tenant's use;

         (h) Premises store front and teller window. Teller window allowance limited to $3,000. Any excess cost to be paid for by Tenant;

         (i) Three (3) drive-thru lanes with over-hang canopy, according to specifications supplied by Tenant. Landlord's Work is limited to the over-hang canopy structure and finishes, lighting under canopy, related footings necessary for supporting the structure only (i.e. not pads for the ATM or banking systems) and paving or concrete drive isles as well as the approach and exiting lane surfaces. Any control or sensing devises within the drive lanes or distribution systems within the canopy shall be supplied and installed by Tenant in a timely manner so as not to slow Landlord's Work.;

         (j) Electrical conduits under ground and in slab for signage, exterior lighting and ATM power;

         (k) All other necessary improvements to insure the Premises are delivered to Tenant in a "cold-shell" condition which are not related to a banking specific use; and

         (l) All other work as shown on the attached Exhibit C-1, being the Plans and Specifications as prepared for the construction of the premises, subject only to the final approval by Tenant and City of Eureka.

         5. Prior to the delivery of the Premises to Tenant, Landlord and Tenant (a) shall perform a joint "walk-thru" of the Premises, (b) shall identify all so-called "punch-list" or minor construction items of construction that are unfinished and (c) shall agree upon the final list of items to be completed. If Landlord fails to correct the punch-list items within thirty (30) days, and such failure causes Tenant to delay the commencement of Tenant's Work, Tenant may commence to offset against the Rent next due in amount equal to One Hundred Dollars ($ 100) per day until the last of the items on the punch-list is completed.

                                Exhibit C Page 2

         6. Tenant shall be solely responsible for all improvements to the Premises that are not specifically included in the Landlord Work, and Landlord shall have the right to review and approve, with said approval not to be unreasonably withheld, any further plans for alteration to the Premises. Tenant shall directly contract with contractors and subcontractors as provided in the Lease.


         7. This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

         8. Landlord's Plans for site and shell work are incorporated herein by reference as Exhibit C-1, except to the extent they are later amended or augmented and approved by Tenant and City of Eureka.

         9. Landlord shall allow Tenant, Tenant's Architect and its Contractor access to the Premises (prior to Delivery and during normal business hours) for purposes of site assessment, measurements and determination of existing conditions provided all individuals are equipped with appropriate safety devices, they check in and cooperate with Landlord's contractor.



                                Exhibit C Page 3

                                    EXHIBIT D
                              Tenant's Work Letter
                                    11/08/07

This Exhibit is attached to and made a part of the Lease by and between L & H Properties ("Landlord"), and North Valley Bank ("Tenant"), for space in the Eureka Mall in Eureka, California.

         As used in this Work Letter, the Premises, Building and Project shall be deemed to have the meanings as initially defined in the attached Lease.

         1. This Work Letter shall set forth the obligations of Tenant with respect to the improvements to be performed in the Premises for Tenant's use. All improvements described in this Work Letter to be constructed in and upon the Premises by Tenant are hereinafter referred to as the "Tenant Work." Tenant shall enter into a direct contract for the Tenant's Work with a general contractor selected by Tenant and satisfactory to Landlord as required by the Lease. There shall be no cost to Landlord for Tenant's Work. Tenant shall have the right to approve of any subcontractors used in connection with Tenant's Work.

         2. Within forty-five (45) days of receiving the site plan drawings of Landlord, Tenant shall provide Landlord Tenant's Preliminary Space Plan which Landlord will design around. Tenant shall be solely responsible for the timely preparation and submission to Landlord of the final architectural, electrical and mechanical construction drawings, plans and specifications (called "Plans") necessary to construct the Tenant Work, which plans shall be subject to approval by Landlord and Landlord's architect and engineers.

         3. Following approval of the Plans by Landlord, Tenant shall cause the Tenant Work to be constructed in accordance with the approved Plans. Tenant shall promptly notify Landlord of substantial completion of the Tenant Work. Unless agreed upon by the parties in writing, the Tenant Work shall consist of the minimum following requirements:

         (a) All required building permits and government approvals required to bring the Premises and Building from the completion of the Landlord Work to the condition necessary for Tenant's occupancy in the Premises and opening for business to the public, (Tenant's Work);

         (b) Complete interior of shell, including insulation, sheet rock, flooring, ceiling systems, interior walls, sprinkler systems and other interior requirements per City of Eureka code;

         (c) Distribution from electrical panel throughout building, including:

                  (i) pulling wire and connecting to exterior signs on the building, in planters and overhangs;

                                Exhibit D Page 1

                  (ii) pulling wire and connecting to exterior banking systems such as ATM machines;

                  (iii)    pulling wire and connecting to the HVAC systems;

         (d) Distributing plumbing from the rough-in condition left by Landlord to locations throughout the building as needed by Tenant, including finish plumbing;

         (e) Distribution of gas line from the rough-in condition left by Landlord to locations throughout the building as needed by Tenant, including connection to HVAC system;

         (f) Tenant shall provide and install the plenum and distribution ducting, registers and controls for the roof mounted HVAC and all other work necessary for Tenant's comfort in the Premises that is beyond Landlord's Work;

         (g) Tenant shall make minor concrete leveling and install flooring as they desire;

         (h) Tenant shall pay Landlord for excess cost of a teller window over Landlord's allowance of $3,000;

         (i) For the three (3) drive-thru lanes with over-hang canopy, Tenant shall promptly supply Landlord with specifications. Tenant shall construct or reimburse Landlord for the cost of concrete pads necessary for the ATM or banking systems. Tenant shall also supply and install any control or sensing devises within the drive lanes or distribution systems within the canopy and shall be done in a timely manner so as not to slow Landlord's Work;

         (j) Any conduit, cabling and devices necessary for camera or security systems;

         (k) Tenant shall pull wire through Landlord Supplied conduits under ground and in slab for signage, exterior lighting and ATM power;

         (l) All other necessary interior improvements to insure the Premises are ready for Tenant's use; and

         (m) The Plans and Specifications for Tenant's work will be incorporated herein when prepared and approved by Landlord and City of Eureka.

         4. Tenant shall be solely responsible for all improvements to the Premises that are not specifically included in the Landlord Work, and Landlord shall have the right to review and approve, with said approval not to be unreasonably withheld, any further plans for alteration to the Premises. Tenant shall directly contract with contractors and subcontractors as provided in the Lease.

                                Exhibit D Page 2

         5. This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.




                                Exhibit D Page 3

                                    EXHIBIT E
                 Existing Shopping Center Leases and Exclusives
                                    11/08/07


I.       EXISTING LEASES or REA's NOT SUBJECT TO TENANT'S EXCLUSIVE:

1. Longs Drugs - The lease between Landlord and Longs Drug Stores California, Inc. dated September 24, 2001.

2. Staples - The lease between Landlord, successor in interest to The Louise Pierson Revocable Trust and The Ernest Pierson Revocable Trust d.b.a. Pierson Investment Co. and Staples, Inc. a Delaware corporation, dated February 28, 1996.

3. Blockbuster - The lease between Landlord, successor in interest to Louise Pierson, Trustee of the Ernest Pierson Irrevocable Marital Trust Dated July 25, 1994 as to a one-half interest and Henry E. Pierson as to a one-half interest, d.b.a. L&H Properties and Blockbuster Videos, Inc. a Delaware corporation dated June 25, 1998.

4. Michaels Arts & Crafts - The lease between Landlord and Michaels Stores, Inc. dated January 7, 2000.

5. Winco Foods - The REA as modified by the First REA Amendment between Landlord and Value Ventures, Inc. dated September 14, 1990 and amended on January 31, 1996.

6. Dollar Tree - The lease between Landlord and Dollar Tree - Successor in Interest to Hancock Fabricks, LLC a Delaware limited liability company dated January 20, 2004.

7. Subway - The lease between Landlord and Subway Real Estate Corp. a Delaware corporation dated February 23, 2003.

8. North Valley Bank - The lease between Landlord, successor in interest to Louise Pierson, Trustee of the Ernest Pierson Irrevocable Marital Trust, and Henry E. Pierson, d.b.a. L & H Properties, and North Valley Bank - Successor in interest to Six Rivers National Bank dated June 10, 1998.

9.       Tuesday Morning - Tenant in lease negotiations at time of lease.

                                Exhibit E Page 1

II.      OTHER TENANT EXCLUSIVES:

Tenant shall not violate any of the following exclusive uses:

Winco Foods
-----------
The following use and occupancy restrictions shall be applicable to the Pierson
Tract: No supermarket, meat market or department, grocery market or department, vegetable or fruit produce market or department, dairy store or department, or any other store or business establishment selling food, (not including restaurants and other food service establishments) whether at retail or wholesale, except for (1) continued operation of the Oriental Food Store, its successors or replacement tenant, (2) a Farmer's Market, selling in season, locally grown produce up to four (4) hours a week, and (3) a specialty food store not to exceed 10,000 square feet that sells a single line of specialty food such as a Hickory Farms Store.

Blockbuster
-----------
Landlord covenants and agrees that, during the Term, except for Waremart (whose building and underlying land are not owned or controlled by Landlord), its successors and assigns, and except for Rite Aid, Staples and Safeway, their respective successors and assigns of the entirety of their respective premises, Tenant shall have the exclusive right (hereinafter, "Tenant's Exclusive Right") in the Shopping Center to sell, rent and/or distribute prerecorded videocassettes, videotapes, video discs, laser discs, video games (including without limitation CD-I), DVD or other video software (including CD-ROM) and/or any substitutes for, or items which are a technological evolution of, the foregoing items (hereinafter, collectively, "Tenant's Exclusive Items"). This covenant and Tenant's Exclusive Right shall run with the land on which the Shopping Center is located during the Term of this Lease. Landlord agrees to enforce Tenant's Exclusive Right against other tenants in the Shopping Center using all reasonable legal means. In the event of a breach by Landlord under this Article 1.D., Tenant shall be entitled to injunctive relief as well as all other remedies available at law or in equity. Nothing herein shall be deemed to prohibit any tenant in the Shopping Center from selling, on an "incidental" basis only, Tenant's Exclusive Items. For purposes of this paragraph D, "incidental" shall mean not more than one hundred (100) items (as opposed to titles) available for sale at such tenant's premises at any time. Notwithstanding the foregoing, if Tenant ceases operating its business for Tenant's Exclusive Use or goes dark for more than one hundred eighty (180) consecutive days for reasons other than remodeling, casualty, condemnation, or other reason beyond Tenant's reasonable control, then Tenant shall thereafter be deemed to have waived Tenant's Exclusive Use.

Michael's
---------
Neither Landlord nor any entity controlled by Landlord will use, lease (or permit the use, leasing or subleasing of) or sell any space in or portion of the Shopping Center or any property contiguous to the Shopping Center owned or controlled now or at any time hereafter by Landlord or any affiliate of Landlord, to any "craft store," store selling picture frames or picture framing services, store selling artificial flowers, artificial floral arrangement, wedding or party goods (except apparel), or any store substantially similar to

                                Exhibit E Page 2
the operation or merchandising of a typical "Michaels" store. This Section
16.4.1 shall not apply to (i) any tenant whose lease was fully executed on the Effective Date hereof and is identified in Exhibit I as an "Existing Lease Not Subject to Tenant's Exclusive"; provided, however, that this exception shall not apply if (a) Landlord permits or agrees to an expansion of the premises for any such permitted use which violates Tenant's exclusive, or (b) Landlord permits or agrees to the change of a permitted use by any such tenant or its successors or assigns, or (c) Landlord permits or agrees to an assignment or sublease of such existing lease if Landlord may avoid the granting of such permission, or (d) Landlord has the right, by virtue of the provisions of the existing lease, to cause said tenant to honor the exclusive granted to Tenant by giving said existing tenant notice of this exclusive or otherwise, and (ii) any tenant for which the sale of a product or service covered by the exclusive granted to Tenant hereunder is merely incidental to such tenant's primary use, unless the total space which such tenant devotes to the products or services which violate the exclusive contained in this Section 16.4.1 exceeds the lesser of (a) ten percent (10%) or (b) 1,000 Leasable Square Feet (inclusive of allocable aisle space and linear shelf space); provided, however, this subpart (ii) shall not apply to the rendering of custom framing services, it being the intention that no other tenant or occupant of the Shopping Center shall be permitted to offer custom framing services. Tenant hereby acknowledges that the operation of a typical "card shop" or "stationery shop" (i.e., Hallmark Card Shop) in the Shopping Center shall not be deemed a violation of this Section 16.4.1 so long as such typical "card shop" continues to operate in the same manner as a typical "card shop" or "stationary shop" (i.e., Hallmark Card Shop) operates as of the Effective Date.

In the event Tenant ceases to operate a store in the Premises for a period of six (6) months or more, for reasons other than Uncontrollable Events (as defined in Section 17.17 of this Exhibit C), or changes its business such that for a period of six (6) months or more it is no longer selling the products or rendering the services covered by this exclusive, then Tenant shall no longer have an exclusive as to the particular product or service covered by this exclusive but no longer sold by Tenant. In the event Tenant subsequently recommences its business, or changes its business, such that it is again selling the products or rendering the services described by this Section 16.4.1, then, upon Tenant's giving of notice to Landlord stating such recommencement of business or change of business, the exclusive as to the product or service shall again be effective, and leases executed during the interim period of time in which Tenant's exclusive as to said products or services was not effective shall be deemed an "Existing Lease Not Subject to Tenant's Exclusive."

Longs Drug Store
----------------
12.1: Exclusive Features/Restrictions: Subject to the limitations contained in this Section 12, Landlord covenants that it will not (except as to the Premises) permit the use of any such portion of the Shopping Center for any one or more or all of the following, (a) and (b) of which shall also apply to the Safeway
Premises:

                                Exhibit E Page 3

         (a) For the conduct of any store, business, trade, or profession (whether separately or as a part of another entity) which is engaged in the routine dispensing of prescription drugs by any appropriately licensed individual or requires or has a license or permit to conduct a pharmacy from the California State Board of Pharmacy or other agency which hereafter may be empowered to license or permit the conduct of a pharmacy or which employs or is required to employ a registered pharmacist as such;

         (b) For the conduct of any store, business, trade or profession (whether separately or as part of another entity) which is called, labeled, named, or is commonly known as or referred to as a "drug store," "pharmacy," or "apothecary";

         (c) For the conduct of any store, business, or trade which sells alcoholic beverages (including beer and wine) at retail for off-premises consumption, provided that the restriction contained in this subsection (c) shall not apply to the sale of alcoholic beverages (including beer and wine) for off-premises consumption by a restaurant, sandwich shop or delicatessen, or a gift shop;

         (d) For the purpose of any sit-down restaurant within two hundred feet (200') of the Tenant's front doors (the foregoing shall not be deemed to preclude specialty shops such as coffee, yogurt, bagels, pretzels and cookies, provided such specialty shops do not exceed two thousand [2,000] square feet of floor area); provided, however, that this paragraph shall not apply to businesses whose main customer entrance(s) face either Central Avenue or Henderson Street; and

         (e) For the purposes of any office building, entertainment or recreational facility, or training or educational facility. As used herein, "entertainment or recreational facility" includes, but is not limited to, a bowling alley, skating rink, theater, billiard room, health spa or studio, gym, or other place of public amusement; and "training or educational facility" includes, but is not limited to, a beauty school, barber college, reading room, place of instruction, or any other operations catering primarily to students or trainees rather than to customers; provided, however, that this paragraph shall not apply to businesses whose main customer entrance(s) face either Central Avenue or Henderson Street.

Staples, Inc.
-------------
As used herein, the term "Office Supply Use" means a retail use which includes the sale of office equipment, office furniture or office supplies or the provision of photocopying and/or printing services. Office Supply Use does not include retail uses devoted primarily to the sale of computers and/or computer software (such as, by way of example but not limitation, Comp USA, Computer City or Egghead Software). Further, the definition of Office Supply Use shall not include the operation of a so-called consumer electronics store (such as, by way of example but not limitation, Good Guys and Circuit City) which sells incidentally computers and computer-related products (so long as the ten percent restriction set forth in Section 5.3 is not violated in any respect other than in connection with computers and computer-related accessories). Landlord covenants that, subject to Section 5.3, other than the Premises, no part of the Center shall be used for an Office Supply Use; provided, however, that if Tenant ceases to operate an Office Supply Use within the Premises, the foregoing exclusive use right granted to Tenant shall be no longer in force or effect

                                Exhibit E Page 4
except that, if Tenant is then operating an Office Supply Use within the Eureka metropolitan area, Landlord covenants that no part of the Center (other than the Premises) shall be used for a so-called "office supply superstore" as such retailing concept is generally acknowledged and defined within the retail industry, and, in the event Tenant hereafter desires premises in Eureka containing more square footage than that contained within the Premises, Tenant agrees to send Landlord notice of same to afford Landlord the opportunity to address Tenant's needs within the Center (but Tenant shall have absolutely no obligation whatsoever to entertain, negotiate or agree to any such proposal from Landlord). For the purposes hereof, the "Adjacent Center" shall mean that certain parcel of land identified on Exhibit A but only to the extent that Landlord or an entity under common control with Landlord has the right to restrict the use thereof; Tenant acknowledges that Landlord does not have such right under the ground lease currently encumbering the Adjacent Center.

Landlord covenants that, other than the Premises (Staples), no part of the Center shall be used for an Office Supply Use; provided, however, that if Tenant ceases to operate an Office Supply Use within the Premises, the foregoing exclusive use right granted to Tenant shall be no longer in force or effect except that, if Tenant is then operating an Office Supply Use within the Eureka metropolitan area, Landlord covenants that no part of the Center (other than the Premises) shall be used for a so-called "office supply superstore" as such retailing concept is generally acknowledged and defined within the retail industry, and in the event Tenant hereafter desires premises in Eureka containing more square footage than that contained within the Premises.

Notwithstanding the foregoing, Section 5.2 shall not prohibit any tenant or occupant under any lease existing on the date of this Lease from using space occupied by it for its present or permitted use, nor prohibit any future tenant from selling office equipment, office furniture or office supplies or providing printing or photocopying services incidental to such tenant's primary business in no more than an aggregate of ten percent of such tenant's selling space.

Hancock Fabrics (Assumed by Dollar Tree)
----------------------------------------
(6) USE OF PREMISES; EXCLUSIVE; CO-TENANCY; PROHIBITED USES. a. Use of Premises.
i. Tenant shall not be required to continuously use for any purpose, nor shall Tenant be required to continuously occupy, the Premises; provided, however, Tenant agrees to open for business a fully fixtured, stocked and staffed Hancock Fabrics store for at least one (1) day during the term hereof. ii. Tenant may use the Premises for the purpose of conducting a fabrics, materials, piece goods, and accessories store selling any and all types of fabrics, draperies, upholstery, upholstered products, piece goods, yarns, threads, needles, sewing notions, sewing machines (including parts and service) and crafts (a "Fabric Use"), or any other lawful purpose, except as hereinafter provided.

                                Exhibit E Page 5

(a)  6 (b) (i)    Except as otherwise provided in this Section 6(b), Landlord agrees that, during the term of this lease, Landlord shall not sell or offer to sell, nor shall Landlord permit any party other than Tenant to sell or offer to sell, on the real property described in Exhibit A hereto any of the items or services which are included within a Fabric Use as defined in Section 6(a) hereof.

                  (i) The use exclusive granted in Section 6(b)(i) above shall not apply to any tenant of the real property described in Exhibit A hereto under a lease that is in effect as of the date hereof, including any extensions of such leases; provided, however, for each such lease where Landlord's approval is required for a change in the use the tenant is making or allowing in its premises, Landlord shall use such approval right, to the extent permitted in each such lease, to prevent any change in use to a Fabric Use.

                  (ii) The use exclusive granted in Section 6(b)(i) above shall not apply in circumstances where another tenant on the real property described in Exhibit A hereto is engaging in a Fabric Use on an incidental basis. As used herein, "incidental basis" means using less than ten percent (10%) of the floor area (including display shelving and cases, aisles and storage) of such premises for such purpose.

                  (iii) The use exclusive granted in Section 6(b)(i) above shall cease to apply if the Premises are not operated as a fabric store for a period of one hundred eighty (180) consecutive days or more unless such period of non-operation is a result of damage or destruction to the Premises, a remodeling of the Premises, labor strike or shortage, terrorist activity or other form of civil disobedience, or any other cause, other than financial, beyond the control of Tenant.

Cosmo Prof (formerly West Coast Beauty)
---------------------------------------

5.5. Tenant shall have the exclusive right (hereinafter, "Tenant's Exclusive Right") in the Shopping Center to sell, on a wholesale basis, beauty products and related equipment (hereinafter, collectively "Tenant's Exclusive Items"). This covenant and Tenant's Exclusive Right shall run with the land on which the Shopping Center is located during the Term of this Lease. Tenant's Exclusive Right is non-binding on all existing leases as the same may be extended or assigned. Landlord agrees to enforce Tenant's Exclusive Right against all other tenants in the Shopping Center using all commercially reasonable legal means. In the event of a breach by Landlord under this Section 5.5, Tenant shall be entitled to injunctive relief as well as all other remedies available at law or in equity. Nothing herein shall be deemed to prohibit any tenant in the Shopping Center from selling the same or similar products on a retail basis nor selling incidental amounts of such products on a wholesale basis. For purposes of this
Section 5.5, "incidental" shall mean not more than one hundred (100) items (as opposed to product types) available for sale at such tenant's premises at any time. Notwithstanding the foregoing, if Tenant ceases operating its business for Tenant's Exclusive Use or goes dark for more than ninety (90) consecutive days for reasons other than remodeling, casualty, condemnation, or other reason beyond Tenant's reasonable control, then Tenant shall thereafter be deemed to have waived Tenant's Exclusive Use.

                                Exhibit E Page 6

                                                   EXHIBIT F
                                    Prohibited Uses in the Shopping Center
                                             All Tenants Combined
                                                   07/23/04


I.       Definitions:  For purposes of this Lease:

         (1) "Lower Mall" or "L" means that portion of the Shopping Center located below the building currently containing Longs Drugs as designated on Exhibit "A-1" to this Lease.

         (2) "Henderson Side" or "B" means that portion of the Shopping Center fronting on Henderson Street as shown on Exhibit "A-1" to this Lease.

         (3) "Harris Side" or "H" means that portion of the Shopping Center fronting on Harris Street as shown on Exhibit "A-1" to this Lease. Tenant shall front on the Harris Side.

II.      Prohibited Uses Within the Shopping Center:

------ --------------------- -------------------------------------------------------------
       WHERE PROHIBITED                             PROHIBITED USE
------ --------------------- -------------------------------------------------------------
  1      H      B      L     Funeral establishment.
------ ------ ------ ------- -------------------------------------------------------------
  2      H                   Automobile sale, leasing, repair or display establishment
                             or used car lot, including body repair facilities.
------ ------ ------ ------- -------------------------------------------------------------
  3      H      B      L     Auction, fire or bankruptcy sale.
------ ------ ------ ------- -------------------------------------------------------------
  4      H                   Pawn shop.
------ ------ ------ ------- -------------------------------------------------------------
  5      H      B      L     Outdoor circus, carnival or amusement park, or other
                             similar entertainment facility.
------ ------ ------ ------- -------------------------------------------------------------
  6      H             L     Outdoor meetings.
------ ------ ------ ------- -------------------------------------------------------------
  7      H             L     Bowling alley.
------ ------ ------ ------- -------------------------------------------------------------
  8      H                   Primarily pool of billiard establishment.
------ ------ ------ ------- -------------------------------------------------------------
  9      H      B      L     Shooting gallery.
------ ------ ------ ------- -------------------------------------------------------------
 10      H      B      L     Off-track betting (provided that state sponsored lottery
                             tickets shall not be prohibited).
------ ------ ------ ------- -------------------------------------------------------------
 11      H      B      L     Refinery.
------ ------ ------ ------- -------------------------------------------------------------
 12      H      B      L     Adult bookstore or facility selling or displaying
                             pornographic books, literature, or videotapes (materials
                             shall be considered "adult" or "pornographic" for such  if the same are not available for sale or rental to children
                             under 18 years old because they explicitly deal with or
                             depict human sexuality), massage parlor.
------ ------ ------ ------- -------------------------------------------------------------
 13      H      B      L     Any residential use, including but not limited to living
                             quarters, sleeping apartments or lodging rooms (except an
                             on-site security guard housing shall not be prohibited for either area B or L).
------ ------ ------ ------- -------------------------------------------------------------
 14      H                   Theater.
------ ------ ------ ------- -------------------------------------------------------------
 15      H                   Auditorium, meeting hall, ballroom, school or other place
                             of public assembly.
------ ------ ------ ------- -------------------------------------------------------------

                                Exhibit F Page 1

------ ------ ------ ------- -------------------------------------------------------------
16       H                   Unemployment agency, service or commission.
------ ------ ------ ------- -------------------------------------------------------------
17       H                   Gymnasium, health club, exercise dance studio or other
                             sports facility.
------ ------ ------ ------- -------------------------------------------------------------
18       H                   Dance hall, billiard or pool hall
------ ------ ------ ------- -------------------------------------------------------------
19       H                   Cocktail lounge, bar, disco or night club except as part of a restaurant.
------ ------ ------ ------- -------------------------------------------------------------
20       H                   Bingo or similar games of chance, but lottery tickets and
                             other items commonly in retail establishments may be sold
                             as an incidental part of business.
------ ------ ------ ------- -------------------------------------------------------------
21       H                   Video game or amusement arcade, except as an incidental
                             part of another primary business.
------ ------ ------ ------- -------------------------------------------------------------
22       H                   Skating or roller rink.
------ ------ ------ ------- -------------------------------------------------------------
23       H                   Car wash, car repair or car rental agency (except temporary charitable car washes shall be allowed).
------ ------- ----- ------- -------------------------------------------------------------
24       H                   Second hand store.
------ ------- ----- ------- -------------------------------------------------------------
25       H      B      L     Auction house, flea market or swap meet.
------ ------- ----- ------- -------------------------------------------------------------
26       H                   Non-retail use (which shall not prohibit in the Shopping
                             Center such uses commonly referred to as "quasi-retail" or
                             "service retail" such as a travel agency, real estate
                             office, insurance agency, accounting service, etc., so long as each such tenant does not exceed twenty percent (20%) of the Leaseable Square Feet of the Shopping Center).
------ ------- ----- ------- -------------------------------------------------------------
27       H      B      L     Animal raising, storing, veterinarian hospital (not to
                             prohibit a pet shop in the Shopping Center).
------ ------- ----- ------- -------------------------------------------------------------
28       H                   Banquet facility.
------ ------- ----- ------- -------------------------------------------------------------
29       H                   Check cashing facility.
------ ------- ----- ------- -------------------------------------------------------------
30       H      B      L     Dumping, disposing, incineration or reduction of garbage.
------ ------- ----- ------- -------------------------------------------------------------
31       H                   Gallery.
------ ------- ----- ------- -------------------------------------------------------------
32       H      B      L     Head shop.
------ ------- ----- ------- -------------------------------------------------------------
33       H                   Central Laundromat (not to prohibit a retail Laundromat)
------ ------- ----- ------- -------------------------------------------------------------
34       H                   Dry cleaner.
------ ------- ----- ------- -------------------------------------------------------------
35       H                   Medical or dental facility, office or clinic.
------ ------- ----- ------- -------------------------------------------------------------
36       H                   School, library or reading room.
------ ------- ----- ------- -------------------------------------------------------------
37       H                   Tanning facility.
------ ------- ----- ------- -------------------------------------------------------------
38       H      B      L     A use emitting obnoxious odor, noise or sound effecting
------ ------- ----- ------- -------------------------------------------------------------
39       H      B      L     A use that has unlawful or illegal purpose.
------ ------- ----- ------- -------------------------------------------------------------
40       H      B      L     A use that is a public or private nuisance.
------ ------- ----- ------- -------------------------------------------------------------
41       H                   Warehouse operations used for assembly or manufacture
------ ------- ----- ------- -------------------------------------------------------------
42       H      B      L     Distilling or mining.
------ ------- ----- ------- -------------------------------------------------------------

                                Exhibit F Page 2

                                    EXHIBIT G
                    Rules and Regulations of Shopping Center
                                    07/23/04

1. The sidewalks, halls, passages, exits and exit corridors, entrances, malls, and stairways (on and below) of the Shopping Center shall not be obstructed by Tenant or used by it for any purpose other than for ingress to and egress from the Premises. The exit corridors are not for the use of the general public except in emergency, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Shopping Center and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Tenant and its agents shall not go upon the roof of the Shopping Center or the Premises except in a manner proscribed by Landlord and only after notification to Landlord's Property Manager by telephone (707) 268-1800.

2. No awning, canopy or other projection of any kind over or around the windows or entrances of the Premises shall be installed by Tenant, and only such window coverings as are approved by Landlord shall be used in the Premises. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside (or inside the Premises if such item is prominently displayed for outside viewers) without the prior written consent of Landlord which consent will not be unreasonably withheld or delayed. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

3. The Premises shall not be used for lodging or sleeping, and unless ancillary to a restaurant or other food or beverage service use specifically authorized in Tenant's lease, no cooking shall be done or permitted by Tenant on the Premises, except that the preparation of coffee, tea, hot chocolate and similar items for Tenant and its employees shall be permitted.

4. All janitorial work for the interior of the Premises shall be paid for by Tenant. Any person or persons employed by Tenant to do janitorial work shall be subject to and under the control and direction of the Property Manager while in the Common areas and outside the Premises.

5. For emergency purposes only, Tenant shall furnish Landlord with two (2) keys to the Premises, free of charge. No additional locking devices shall be installed without the prior written consent of Landlord. Landlord may make reasonable charge for any additional lock or any bolt installed on any door of the Premises without the prior consent of Landlord. Tenant shall in each case furnish Landlord with a key for any such lock. Tenant, upon the termination of its tenancy, shall deliver to Landlord all keys to doors in the Shopping Center and the Premises that shall have been furnished to Tenant. Landlord shall keep Tenant's keys in a secure lock box available only to the Property Manager and the Fire Martial.

                                Exhibit G Page 1

6. The persons employed by Tenant to move equipment or other items in or out of the Shopping Center must be reasonably acceptable to Landlord. Landlord shall have the right to prescribe the maximum weight, and size of all equipment, materials, supplies, furniture or other property brought into the Shopping Center. Heavy objects shall, if reasonably considered necessary by Landlord, stand on wood strips of such thickness and/or in such locations as Landlord may reasonably specify as is necessary to properly distribute the weight of such objects. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Shopping Center by moving or maintaining Tenant's property shall be repaired at the expense of Tenant.

7. Tenant shall not use or keep in the Premises or the Shopping Center any kerosene, gasoline, chemical or flammable or combustible fluid or materials or use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not use, keep or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Shopping Center by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business in the Shopping Center. Tenant shall not throw anything out of the doors, windows or skylights.

8. In case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Shopping Center during the continuance of same by such action as Landlord may deem appropriate, including closing entrances to the Shopping Center.

9. Tenant shall see that the doors of the Premises are closed and securely locked at such time as Tenant's employees leave the Premises.

10, The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be deposited therein, and any damage resulting to same from Tenant's misuse shall be paid for by Tenant.

11. Except with the prior consent of Landlord, Tenant shall not sell, or permit the sale from any sidewalk or mall area adjacent to the Premises, newspapers, magazines, periodicals, drinks, candy, tickets or any other goods, merchandise or service except in Tenant's out side sales area, if any, and only then for Tenant's goods and merchandise, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, business in or from the Premises for the service or accommodation of occupants of any other portion of the Shopping Center, nor shall the Premises be used for manufacturing of any kind, or for any business or activity other than specifically provided for in Tenant's lease.

                                Exhibit G Page 2

12. Tenant shall not install any radio, satellite or television antenna, loudspeaker, flashing light, balloon, flag, or other device on the roof or exterior walls of the Premises unless specifically allowed by Tenant's lease or approved in advance by Landlord and then only for the period of intended use.

13. Tenant shall not use in any space, or in the common areas of the Shopping Center, any hand trucks or manual pallet jacks except those equipped with rubber tires and side guards or such other material handling-equipment as Landlord may approve for Tenant's use. No other vehicles of any kind shall be brought by Tenant into the Shopping Center or kept in or about the Premises.

14. Tenant shall store all its trash and garbage within the Premises until daily removal of same by Tenant to such location in the Shopping Center as may be designated from time to time by Landlord. No material shall be placed in the Shopping Center trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of Eureka without being in violation of any law or ordinance governing such disposal. Tenant's exterior trash receptacle shall be of sufficient size to accommodate all of Tenant's waste outside the Premises between trash pickup so that the lid may be properly closed and locked. The lid shall be kept locked at all times.

15. All loading and unloading of merchandise, supplies, materials, garbage and refuse and delivery of same to the Premises shall be made only through such entryways and at such times as Landlord shall designate. In its use of the loading areas, Tenant shall not obstruct or permit the obstruction of said loading areas, and at no time shall Tenant park vehicles therein except for loading and unloading. Tenant shall not park any vehicles in any driveways, service entrances, fire lanes or areas posted as "No Parking" or where the curbs are painted red.

16. Canvassing, soliciting, peddling or distribution of handbills or any other written material in the Shopping Center is prohibited by Landlord without interested party first completing Landlord's information questionnaire and submitting a certificate of insurance. Tenant shall cooperate to prevent unauthorized activities.

17. Tenant shall not permit the use or the operation of any coin operated machines on the Premises except in Tenant's employee break room, including, without limitation, vending machines, video games, pinball machines, or exterior pay telephones without the prior written consent of Landlord. This shall not preclude Tenant from offering a coin operated copy machine or a blood pressure testing machine.

18. Landlord may direct the use of all pest extermination and scavenger contractors at such intervals as Landlord may require.

19. Tenant shall immediately, upon request from Landlord (which request need not be in writing), reduce its lighting in the Premises for temporary periods designated by Landlord, when required in Landlord's judgment to prevent overloads of the mechanical or electrical systems of the Shopping Center.

                                Exhibit G Page 3

20. Landlord reserves the right to select the name of the Shopping Center and the buildings therein and to make such change or changes of name as it may deem appropriate from time to time, and Tenant shall not refer to the Shopping Center and the buildings therein by any name other than: (i) the name as selected by Landlord (as same may be changed from time to time), or (ii) the postal address, approved by the United States Post Office. Tenant shall not use the name of the Shopping Center and the buildings therein in any respect other than as an address of its operation in the Shopping Center without the prior written consent of Landlord. Landlord shall have the right to prohibit any advertising or business conducted by Tenant referring to the Shopping Center or the Premises which, in Landlord's reasonable opinion, tends to impair the reputation of the Shopping Center and, upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

21. The requirements of Tenant will be attended to only upon application by telephone, or in person or in writing at the office of the Shopping Center. Employees and subcontractors of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

22. Tenant shall cause it's employees, at all times, to park in the area(s) Landlord may designate from time to time as Employee Parking Area(s).

23. If any check given to Landlord by Tenant shall not be honored by the bank upon which it is drawn, Landlord, at its option, may require all payments made by Tenant to Landlord over the next twelve (12) months to be by cashier's check, money order or wire transfer.

24. Tenant shall not be allowed to have Distress Sales, Fire Sales, Bankruptcy Sale, Liquidation Sale, Relocation Sale (unless to another location in the Center), Closing Sale, Going Out of Business Sale, Auction, Sheriff's Sale or Receiver's Sale or any other type of sale that, in Landlord's reasonable opinion affects the reputation of the Center.

25. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of these Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Shopping Center.

26. Wherever the word "Tenant" occurs in these Rules and Regulations, it is understood and agreed that it shall mean Tenant's associates, agents, clerks, employees, contractors, and visitors. Wherever the word "Landlord" occurs in these Rules and Regulations, it is understood and agreed that it shall mean Landlord's assigns, agents, clerks, employees and visitors.

                                Exhibit G Page 4

27. These Rules and Regulations are in addition to, and shall not be construed in any way to modify, alter or amend, in whole or part, the terms, covenants, agreements and conditions of any lease of premises in the Shopping Center.

28. Landlord reserves the right to make such other reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Shopping Center, and for the preservation of good order therein.


                                Exhibit G Page 5